UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	Filed by a party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
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Definitive Proxy Statement
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Soliciting Material under §240.14a-12

DIGITAL REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DIGITAL REALTY

2018 PROXY STATEMENT

AND NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 8, 2018
9:30 a.m. EDT
Ashburn, VA

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders, or the Annual Meeting, of Digital Realty Trust, Inc., a Maryland corporation, or the Company, to be held on Tuesday, May 8, 2018, at 9:30 a.m. EDT, at 21625 Gresham Drive, Ashburn, VA 20147.

The purposes of this year’s Annual Meeting are to:

(i) consider and vote upon the election of Laurence A. Chapman, Michael A. Coke, Kevin J. Kennedy, William G. LaPerch, Afshin Mohebbi, Mark R. Patterson, Mary Hogan Preusse, John T. Roberts, Jr., Dennis E. Singleton and A. William Stein as members of the Company’s Board of Directors, each to serve until the 2019 Annual Meeting of Stockholders and until a successor for each is duly elected and qualifies;

(ii) consider and vote upon ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018;

(iii) consider and vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as more fully described in the accompanying Proxy Statement (say-on-pay); and

(iv) transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The accompanying Notice of 2018 Annual Meeting of Stockholders and Proxy Statement describe these matters. We urge you to read this information carefully.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you choose not to attend and vote at the Annual Meeting in person, you may authorize your proxy via the Internet, or if you are receiving a paper copy of the Proxy Statement, by telephone or by completing and mailing a proxy card. Authorizing your proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the Annual Meeting. Please review the instructions contained in the Notice of Internet Availability of Proxy Materials regarding each of these options.

Sincerely, A. William Stein Chief Executive Officer March 29, 2018

DIGITAL REALTY TRUST, INC.
Four Embarcadero Center, Suite 3200
San Francisco, California 94111

Notice of 2018 Annual Meeting of Stockholders

To Be Held on Tuesday, May 8, 2018

9:30 a.m. EDT

21625 Gresham Drive, Ashburn, VA 20147

TO THE STOCKHOLDERS OF DIGITAL REALTY TRUST, INC.:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders, or the Annual Meeting, of Digital Realty Trust, Inc., a Maryland corporation, or the Company, will be held on Tuesday, May 8, 2018, at 9:30 a.m. EDT, at 21625 Gresham Drive, Ashburn, VA 20147, for the following purposes:

1.	To elect Laurence A. Chapman, Michael A. Coke, Kevin J. Kennedy, William G. LaPerch, Afshin Mohebbi, Mark R. Patterson, Mary Hogan Preusse, John T. Roberts, Jr., Dennis E. Singleton and A. William Stein as members of the Company’s Board of Directors, or the Board, each to serve until the 2019 Annual Meeting of Stockholders and until a successor for each is duly elected and qualifies;

2.	To ratify KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018;

3.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as more fully described in the accompanying Proxy Statement (say-on-pay); and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Please refer to the attached Proxy Statement, which forms a part of this Notice of 2018 Annual Meeting of Stockholders and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS IMPORTANT. If you are viewing the Proxy Statement on the Internet, you may authorize your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the Proxy Statement, you may authorize your proxy by completing and mailing the proxy card enclosed with the Proxy Statement, or you may authorize your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials provided by that firm to determine whether and how you will be able to authorize your proxy by telephone or over the Internet. Authorizing a proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the Annual Meeting.

The Board has fixed the close of business on March 14, 2018 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement(s) or adjournment(s) thereof.

San Francisco, California

Dated: March 29, 2018

By Order of Our Board of Directors,

Joshua A. Mills

Secretary

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Proxy Summary

This summary highlights some of the topics discussed in this Proxy Statement. It does not cover all of the information you should consider before voting, and you are encouraged to read the entire Proxy Statement before casting your vote.

General Information

Meeting:	Annual Meeting of Stockholders	Stock Symbol:	DLR
Date:	Tuesday, May 8, 2018	Exchange:	New York Stock Exchange
Time:	9:30 a.m. EDT	Common Stock Outstanding:	205,927,082 shares as of March 14, 2018
Location:	21625 Gresham Drive	State of Incorporation:	Maryland
	Ashburn, VA 20147	Public Company Since:	2004

Record Date:	March 14, 2018

Corporate Website: www.digitalrealty.com

Investor Relations Website: investor.digitalrealty.com

The information found on, or otherwise accessible through, our website is not incorporated by reference into, nor does it form a part of, this Proxy Statement.

Voting Items and Board Recommendations

			Page
Proposal 1	Election of Director Nominees	FOR each Director Nominee	12
Proposal 2	Ratification of KPMG as our Independent Accounting Firm for 2018	FOR	28
Proposal 3	Advisory Vote on Compensation of Named Executive Officers (Say-on-Pay)	FOR	61

Directors

We believe our Board membership is both balanced and diverse in experience, professional background, areas of expertise and perspectives, and that the range of tenures of our directors (shown below) creates a synergy between institutional knowledge and new perspectives.

For more information about our Board, please see “Item 1. Election of Directors”.

				Committee Membership*
Name	Age	Years on Board	Independent	Audit	Compensation	Nominating and Corporate Governance
Laurence A. Chapman	68	13
Michael A. Coke	49	<1
Kevin J. Kennedy	62	5
William G. LaPerch	62	5
Afshin Mohebbi	54	2
Mark R. Patterson	57	2
Mary Hogan Preusse	49	1
John T. Roberts, Jr.	54	<1
Dennis E. Singleton	73	13
A. William Stein	64	3
Robert H. Zerbst	71	8

= Chairperson
= Member
* Committee membership as of the date of this Proxy Statement. Robert H. Zerbst, a current director, has elected not to stand for re-election as a director at the Annual Meeting. Mr. Zerbst’s term on the Board and the Nominating and Corporate Governance Committee will expire at the Annual Meeting, and immediately following the expiration of such term the size of the Board will be reduced to ten members.

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We believe our Board has diversity of experience, qualifications, attributes and skills, as reflected in the summary below. For more information about the qualifications and experience of each of our directors, please see the “Directors Qualifications and Experience” table on page 25.

Board of Directors Experience
•	Capital markets	•	International	•	Risk oversight/management
•	Colocation and interconnection	•	Legal	•	Sales and marketing
•	Corporate governance	•	Mergers and acquisitions	•	Strategy
•	Executive leadership	•	Public company boards	•	Technology industries
•	Finance and accounting	•	Real estate and REITs	•	Telecommunications

As a corporate governance best practice, our Nominating and Corporate Governance Committee annually considers the composition of our Board and standing Board committees to ensure an appropriate balance and a diversity of perspectives. In 2017, the Nominating and Corporate Governance Committee recommended, and the Board approved, the addition of Mary Hogan Preusse and, in connection with the acquisition of DuPont Fabros Technology, Inc., or the DFT merger, Michael A. Coke and John T. Roberts, Jr., to the Board. The Nominating and Corporate Governance Committee also recommended the appointment of Ms. Hogan Preusse and Mr. Coke to the Audit Committee and Mr. Roberts to the Compensation Committee, which the Board approved. See “Board of Directors and Corporate Governance—Committees of the Board” for additional details.

Governance Highlights

Strong Corporate Governance Practices

We are committed to maintaining strong corporate governance practices. Over the years, we have implemented corporate governance best practices and improvements as highlighted below.

Separate Independent Chairman and Chief Executive Officer
All of our directors stand for election each year
Majority voting standard for director elections
9 of 10 directors standing for re-election are independent
Executive sessions of Independent Directors
3 audit committee financial experts
Annual Board and Committee self-evaluations
Oversight of risk by the Board
Board orientation and continuing education program
Codes of conduct for directors, employees and vendors
Anti-hedging policy
Executive and director stock ownership guidelines
No poison pill
Award-winning commitment to sustainability
Commitment to our communities

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Governance Timeline and Improvements

Amended and Restated Bylaws

In March 2018, our Board approved the Company’s Seventh Amended and Restated Bylaws to permit stockholders that meet certain ownership requirements to submit binding proposals to amend our bylaws. Prior to this change, as permitted under Maryland law and consistent with the bylaws of most other REITs formed in Maryland, our stockholders did not have the right to amend our bylaws. Our Board’s decision to adopt these changes to our Bylaws was the result of extensive discussions that took into consideration many factors, including feedback from investor outreach which we conducted prior to amending our Bylaws and the Company’s strong corporate governance practices. We contacted and discussed our proposed approach with stockholders representing approximately 42% of the Company’s outstanding common stock as of December 31, 2017. We also discussed our proposed approach at our 2017 Investor Day in order to give investors an additional opportunity to provide feedback.

Based on our discussions and meetings with investors, the Board approved an amendment of our bylaws, effective as of March 2, 2018, generally permitting our stockholders to amend our Bylaws by the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock pursuant to a binding proposal submitted by a stockholder, or a group of up to 10 stockholders, who have held at least 3% of the Company’s stock for at least three years. The Board considered that, based on public filings made by stockholders as of December 31, 2017, (i) five stockholders held more than 3% (representing more than 42% of outstanding shares in the aggregate) of the Company’s outstanding common stock and (ii) 47 stockholders held at least 0.3% (representing approximately 79% of outstanding shares in the aggregate) of the Company’s outstanding common stock.

Strategy and Our Board

We believe it is important to the success of our Company that our Board review the Company’s strategic framework and direction. On an annual basis, our Board meets with members of the senior management team to consider our current and future, and to review our previous, strategies to meet our corporate objectives designed to maximize long-term stockholder value.

Investor Outreach

We regularly engage with our investors, which we believe is a strong corporate governance practice. In December 2017, we held our biennial Investor Day for investors and analysts in New York. The Investor Day presentation was accessible through our website for all of our investors. The senior management team presented and discussed the Company’s strategy and products, technology trends, sustainability initiatives, capital allocation and financial overview. In addition to a Q&A session, members of our Board and senior management team were available to those attending in person in New York.

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Social and Community Matters

We are committed to supporting the communities in which we operate. Our programs include:

•	Matching Gifts Program. We encourage our employees and directors to give back to the community by matching their contributions to eligible charitable organizations through our Matching Gifts Program.

•	Corporate Contributions. In 2017, the Company made a corporate contribution to disaster relief efforts in Houston after Hurricane Harvey. The Company also made a corporate contribution to disaster relief efforts in Northern California after fires in the region in late 2017.

•	Donate 8 Program. We encourage our employees to participate in volunteer activities through our Donate 8 Program, which grants paid time off each year for the purpose of volunteering for eligible organizations. In 2017, we expanded our Donate 8 Program after Hurricane Harvey and again after the Northern California fires, increasing the number of paid time off volunteer hours that employees could use to help with rescue and recovery efforts.

•	Supply Chain Management. We are committed to conducting our business in a legal, ethical and transparent manner. Accordingly, we expect that our suppliers will also adhere to these principles and comply with the requirements set forth in our supplier code of conduct. Our supplier code of conduct prohibits coercion, slavery and human trafficking as well as discrimination and harassment. We have also implemented policies and measures under the UK Modern Slavery Act 2015.

Sustainability Highlights

Award for Leading Sustainability Achievement	“Green Star” Ranking in 2017	#6 on Top 30 Tech and Telecom List

We received Nareit’s 2017 data center “Leader in the Light” award, recognizing our sustainability and energy-efficiency achievements.	We received a “Green Star” ranking from the Global Real Estate Sustainability Benchmark (GRESB) survey, a leading comprehensive global assessment of environmental, social and governance factors among owners and operators of real estate.	We ranked 6th on the EPA’s Top 30 Tech and Telecom list of the largest green power users. We also ranked 12th on the EPA’s National Top 100 list of green power users.

We seek to lead the global data center industry in sustainable environmental performance. We are committed to ongoing efforts that benefit the environment and enhance the growth of our clients’ businesses while also strengthening our Company. We believe that addressing sustainability by driving environmental efficiency through the implementation of cost-effective design and the use of renewable energy serves as a key differentiator, enabling us to deliver products that help attract and retain customers, generate cash flow, and manage operational risks. We remain committed in our efforts to build and operate data centers that minimize impact on the environment, and we manage our data centers so that they offer high levels of operational efficiencies for our customers. We benchmark and certify certain data centers in accordance with the U.S. Environmental Protection Agency’s Energy Star program, LEEDTM, BREEAM, as well as other recognized third-party rating standards. In 2017, we added three new LEED certified data centers (including two data centers from the DFT merger) to our portfolio. Additionally, a portion of our U.S. portfolio is enrolled in the U.S. Department of Energy’s Better Buildings Challenge for Data Centers. We have also developed solutions to help our customers efficiently utilize energy and water, and to support their efforts to procure renewable energy.

In recent years, we have sourced a significant amount of renewable energy across our global portfolio, including the following:

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Compensation Highlights

Our executive compensation program is designed to attract, retain and motivate experienced and talented executives who can help the Company to maximize stockholder value. We believe that we maintain a competitive compensation program that incorporates strong governance practices.

The Company’s compensation best practices are highlighted below.

We pay for performance: We utilize multiple performance measures across various performance periods
We balance short-term and long-term incentives: Annual cash bonus and long-term equity awards comprise a significant portion of our named executive officers’ overall compensation opportunity
We align compensation with stockholders’ interests: A substantial majority of our named executive officers’ equity awards is tied to total stockholder return performance
We target to outperform: Target payouts for our performance-based equity awards aren’t achieved unless we outperform the REIT industry
We do not have tax gross-ups: We do not provide tax gross-ups on any severance, change-in-control or other payments
We do not allow uncapped payouts: We have a defined compensation program that does not allow for uncapped bonus payouts

Performance Highlights

In the past few years, we have focused on growing our operations organically and through strategic acquisitions, as well as through improved leasing, asset management and marketing activities, improving our balance sheet, strategically accessing the capital markets and focusing on our organizational development. More recently, the Company has focused on its product strategy, investing in strategic initiatives to complement its existing portfolio in order to attract a wider base of customers, and organizational structuring to support these new strategies and initiatives as well as the continued growth of the Company. Accomplishments in the year ended December 31, 2017 included the following:

Sources: Bloomberg, SNL and Factset. All prices as of December 29, 2017.

(1)	Enterprise value defined as market capitalization + debt + preferred stock + non-controlling interest + cash and cash equivalents.
(2)	For market capitalization purposes, fully diluted shares include shares, units, and any convertible securities.
(3)	Includes the 152 constituents within the MSCI REIT Index as of December 31, 2017 based on market capitalization.

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Proxy Statement

Information Concerning Voting and Solicitation

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors, or the Board, of Digital Realty Trust, Inc., a Maryland corporation, or the Company, of proxies to be exercised at the 2018 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Tuesday, May 8, 2018, at 9:30 a.m. EDT, or at any postponement(s) or adjournment(s) thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of 2018 Annual Meeting of Stockholders. Proxies are solicited to give all stockholders of record at the close of business on March 14, 2018, or the Record Date, an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at 21625 Gresham Drive, Ashburn, VA 20147.

Pursuant to the rules of the United States Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or a Notice, to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. All stockholders will have the ability to access proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet on or about March 29, 2018 and to mail the Notice to all stockholders entitled to vote at the Annual Meeting on or about March 29, 2018. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials on or about March 29, 2018 or within three business days of such request.

Who Can Vote

You are entitled to vote if you were a stockholder of record of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), as of the Record Date. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Quorum

A majority of the outstanding shares of Common Stock as of the Record Date represented in person or by proxy will constitute a quorum at the Annual Meeting. As of the Record Date 205,927,082 shares of Common Stock were outstanding.

Voting of Shares

Stockholders of record as of the Record Date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting. You may vote by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. If you choose not to attend the Annual Meeting, you may still authorize your proxy via the Internet, by telephone or by mailing a proxy card.

All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

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Proxy Card and Revocation of Proxy

If you sign a proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy:

•	FOR the election of all of the director nominees;

•	FOR ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and

•	FOR the resolution approving, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (say-on-pay).

In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any postponement(s) or adjournment(s) thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

If you vote your shares by authorizing a proxy, you may revoke your proxy authorization at any time before it is voted at the Annual Meeting. You may revoke your proxy by sending to the Company’s Secretary at the Company’s principal executive office at Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, a written notice of revocation, or by delivering by mail, by telephone, via the Internet or in person a duly executed proxy bearing a later date, or by attending the Annual Meeting in person and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and chooses not to exercise or does not have discretionary authority to vote the shares on a particular matter because the matter is not routine under the New York Stock Exchange, or the NYSE, rules. The election of the Board’s nominees named herein and the proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers are not routine matters under the NYSE rules. The selection of KPMG LLP as our independent registered public accounting firm is a routine matter under the NYSE rules and a nominee holding shares for a beneficial owner will have discretionary authority to vote on this proposal absent instructions from the beneficial owner.

Votes Needed to Approve Each Matter

Matter		Board Recommendation	Votes Required for Approval at Which Quorum is Present	Abstentions	Broker “non-vote”
Proposal 1:	Election of Director Nominees	FOR	Affirmative vote of majority of votes cast for each director nominee	Not counted as votes cast	Not counted as votes cast
Proposal 2:	Ratification of KPMG as Our Independent Accounting Firm for 2018	FOR	Affirmative vote of majority of votes cast	Not counted as vote cast	Not counted as votes cast
Proposal 3:	Advisory Vote on Compensation of Named Executive Officers (Say-On-Pay)	FOR	Affirmative vote of majority of votes cast	Not counted as votes cast	Not counted as votes cast

Solicitation of Proxies

We will bear the entire cost of soliciting proxies. We may reimburse banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names for their expenses incurred in forwarding the solicitation materials to beneficial owners. Solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such services.

We have also retained Okapi Partners, an independent proxy solicitation firm, to assist in soliciting proxies on our behalf. We have agreed to pay Okapi Partners a fee of approximately $15,000, plus costs and expenses, for these services.

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Attendance at the Annual Meeting

In order to attend the Annual Meeting, you will need proof of ownership of our Common Stock as of the Record Date. If you hold your shares in street name (such as through a bank, broker or other nominee), you should bring your statement showing your beneficial ownership of our Common Stock in order to be admitted to the Annual Meeting and you must obtain a proxy issued in your name from such bank, broker or other nominee if you wish to vote in person at the Annual Meeting.

NO PERSON IS AUTHORIZED ON BEHALF OF THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

The Company’s principal executive office is located at Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, our telephone number is (415) 738-6500 and our website is www.digitalrealty.com.* References herein to the “Company” refer to Digital Realty Trust, Inc. and its subsidiaries, unless the context otherwise requires.

The date of this Proxy Statement is March 29, 2018.

*	Website addresses referred to in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our website is not a part of this Proxy Statement.

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ITEM 1. Election of Directors

Under the Company’s charter and Seventh Amended and Restated Bylaws, or the Bylaws, each member of the Board serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal. Vacancies on the Board may be filled only by individuals elected by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the full term of the directorship and until such director’s successor is duly elected and qualifies, or until such director’s earlier death, resignation or removal.

Our Bylaws require that, in order to be elected in an uncontested election, a director receive a majority of votes cast by holders of the shares present in person or represented by proxy with respect to such director at a meeting at which a quorum is present. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes “against” that director. In a contested election (where a determination is made that the number of director nominees is expected to exceed the number of directors to be elected at a meeting), directors will be elected by a plurality of the votes cast, which means the ten nominees who receive the largest number of properly cast votes will be elected as directors.

Any director who fails to be elected by a majority vote shall tender his or her resignation to the Board, subject to acceptance. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind its decision within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualifies. The director who tenders his or her resignation will not participate in the Board’s decision regarding whether to accept or reject such director’s resignation.

Each share of Common Stock is entitled to one vote for each of the ten director nominees. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the nominees named below unless instructed otherwise. If any nominee should become unavailable for election prior to the Annual Meeting, an event which currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board.

Robert H. Zerbst, a current director, has elected not to stand for re-election as a director at the Annual Meeting. Mr. Zerbst’s term on the Board will expire at the Annual Meeting, and immediately following the expiration of such term the size of the Board will be reduced to ten members.

Laurence A. Chapman, Michael A. Coke, Kevin J. Kennedy, William G. LaPerch, Afshin Mohebbi, Mark R. Patterson, Mary Hogan Preusse, John T. Roberts, Jr., Dennis E. Singleton and A. William Stein are all of our nominees for election to the Board. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected, and management has no reason to believe that any nominee will be unable to serve. The information below relating to each nominee for election as director has been furnished to the Company by each such individual.

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Nominees for Election for a One-Year Term Expiring at the 2019 Annual Meeting

The following section sets forth the names, ages and biographical summaries as of March 14, 2018 of the individuals who are our nominees for election as directors of the Company, all of whom are current directors of the Company:

Election of Directors

Laurence A. Chapman
Age: 68 Director Since: 2004 Chairman since: 2017 Committees: Audit	Skills and Expertise • Finance and accounting • Real estate • Capital markets • Strategy	Education: • BCom - McGill University • MBA - Harvard Business School

Laurence A. Chapman has served as a director since 2004 and as Chairman of the Board since May 2017. Mr. Chapman previously served as Vice Chairman of the Board from July 2016 to May 2017. Mr. Chapman served as Senior Vice President and Chief Financial Officer of Goodrich Corp. from 1999 until his retirement in 2000. Mr. Chapman served as Senior Vice President and Chief Financial Officer of Rohr, Inc., an aerospace company, from 1994 until 1999, when Rohr, Inc. merged with Goodrich Corp. His responsibilities at both companies included accounting, treasury, tax, insurance, investor relations, financial planning and information technology functions. Prior to his service at Rohr, Inc., Mr. Chapman was employed at Westinghouse Electric Corporation from 1981 through 1994. From 1991 through 1994, Mr. Chapman was the Vice President and Treasurer of Westinghouse Electric Corporation and, from 1988 through 1991, Mr. Chapman served as Chief Financial Officer of Westinghouse Credit Corp. and Westinghouse Financial Services Inc. His responsibilities included supervising corporate finance, cash and short-term funding, project finance, bank relations and international treasury. Mr. Chapman received a Bachelor of Commerce degree (Accounting and Finance) with Great Distinction from McGill University and a Master of Business Administration degree from Harvard Business School. He is a fellow of the Institute of Canadian Bankers. Our Board selected Mr. Chapman to serve as a director because it believes he possesses valuable financial and accounting expertise, including experience at companies with extensive real estate interests and his extensive experience in his prior positions as Chief Financial Officer.

A. William Stein
Age: 64 Director Since: 2014 Committees: None	Skills and Expertise • REIT and real estate • Technology industry • Finance and capital markets • Strategy	Education: • AB - Princeton University • JD - University of Pittsburgh • MS - Carnegie Mellon University

A. William Stein joined GI Partners, the Company’s predecessor private equity fund, as a consultant in April 2004 and has served as our Chief Executive Officer and as a director since November 2014. Previously, he also held the roles of Interim Chief Executive Officer from March 2014 to November 2014, Chief Financial Officer from July 2004 until April 2015 and Chief Investment Officer from July 2004 until April 2014. Mr. Stein has served on the Executive Board of the National Association of Real Estate Investment Trusts (Nareit) since November 2015 and is currently the Treasurer of Nareit. Mr. Stein has served as a member of the board of directors and a member of the audit committee for Host Hotels and Resorts, Inc. since July 2017. Mr. Stein is also a member of the University of Pittsburgh Chancellor’s Global Advisory Council. Mr. Stein has over 30 years of investment, financial and operating management experience in both large company environments and small, rapidly growing companies. Prior to joining the Company, Mr. Stein provided turnaround management advice to both public and private companies. From 2000 to 2001, Mr. Stein served as Co-Head of VentureBank@PNC and Media and Communications Finance at The PNC Financial Services Group where he was responsible for directing the delivery of PNC’s products and services to VentureBank’s high technology and emerging growth client base. Before joining PNC, Mr. Stein was President and Chief Operating Officer of TriNet Corporate Realty Trust, a real estate investment trust, that was acquired by Starwood Financial Trust (now called iStar Financial) in late 1999. Prior to being named President of TriNet, Mr. Stein was its Executive Vice President, Chief Financial Officer and Secretary. TriNet’s portfolio consisted of office, industrial and retail properties throughout the U.S. Before joining TriNet in 1995, Mr. Stein held a number of senior investment and financial management positions with Westinghouse Electric, Westinghouse Financial Services and Duquesne Light Company. Mr. Stein practiced law for eight years, specializing in financial transactions and litigation. Previously, Mr. Stein was a member of the board of directors and served on the audit committee and the compensation committee of Wesdome Gold Mines LTD, a public company traded on the Toronto Stock Exchange. Mr. Stein received an A.B. degree from Princeton University where he majored in Classics, a Juris Doctor degree from the University of Pittsburgh and a M.S. degree with Distinction from the Graduate School of Industrial Administration at Carnegie Mellon University. Mr. Stein is a member of the Pennsylvania Bar Association and The Florida Bar.

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Michael A. Coke
Age: 49 Director Since: 2017 Committees: Audit	Skills and Expertise • Finance and accounting • Real estate • Capital markets • Strategy	Education: • BA - California State University at Hayward

Michael A. Coke has served as a director since September 2017. Mr. Coke co-founded Terreno Realty Corporation, a REIT, and has served as its president and as a director since February 2010. Mr. Coke also served as its Chief Financial Officer from February 2010 until May 2013. Mr. Coke also co-founded and served as the Managing Partner of Terreno Capital Partners LLC, a real estate investment management firm and the predecessor to Terreno Realty Corporation. From January 1999 until May 2007, Mr. Coke served as Chief Financial Officer and Executive Vice President of AMB Property Corporation, a global developer and owner of industrial real estate focused on major hub and gateway distribution markets throughout North America, Europe and Asia. He also served as AMB’s Chief Accounting Officer from 1998 to 2006. Mr. Coke was a member of AMB’s Investment Committee and was responsible for AMB’s capital markets, accounting, tax, information systems, dispositions, valuations, risk management and financial planning groups totaling more than 130 officers and associates in five countries. From October 2005 to May 2007, Mr. Coke served as President and Chief Executive Officer of IAT Aviation Facilities Inc., a listed Canadian Income Trust. From July 1990 to August 1997, Mr. Coke was an auditor with Arthur Andersen LLP. Mr. Coke earned his Bachelor of Arts in Business Administration and Accounting from California State University at Hayward. Mr. Coke is an inactive certified public accountant. Mr. Coke was selected to serve as a director pursuant to the terms of the DFT merger agreement. Our Board believes he possesses valuable financial and accounting expertise, including experience at companies with extensive real estate interests and his extensive experience in his prior positions as Chief Financial Officer and Chief Accounting Officer.

Kevin J. Kennedy
Age: 62 Director Since: 2013 Committees: Compensation, Nominating and Corporate Governance	Skills and Expertise • Communications • Technology • Executive leadership • Risk management	Education: • BS - Lehigh University • MS, MPhil and PhD - Rutgers University

Kevin J. Kennedy has served as a director since March 2013. Since October 2017, Mr. Kennedy has served as an independent consultant. From December 2008 to October 2017, Mr. Kennedy was President, Chief Executive Officer and a member of the board of directors of Avaya Inc., a global provider of real-time business collaboration and communications solutions. In January 2017, Avaya Inc. filed a Chapter 11 restructuring plan with the U.S. Bankruptcy Court for the Southern District of New York. Previously, Mr. Kennedy served as Chief Executive Officer of JDS Uniphase Corporation, a provider of optical communications products, from September 2003 to December 2008, as President from March 2004 to December 2008 and as a member of the board of directors from November 2001 to August 2012, including as Vice Chairman of the board of directors from December 2008 to August 2012. Prior to joining JDS Uniphase Corporation, Mr. Kennedy held product development and operations positions with Openwave Systems, Inc., Cisco Systems, Inc. and AT&T Corporation. Mr. Kennedy is a member the board of directors and serves as the chairman of the compensation committee of KLA-Tencor Corporation, a supplier of process control and yield management solutions for the semiconductor industry, which is listed on The NASDAQ Stock Market LLC. Since 2007, Mr. Kennedy has also served on the board of directors of the Canary Foundation, a non-profit organization. Mr. Kennedy previously served on the boards of directors of Rambus Inc., a developer of high-speed chip-to-chip interface technology, from 2003 to 2008, and Polycom Inc., a provider of telepresence, voice and video conferencing solution, from 2008 to 2009. Mr. Kennedy is also currently a Presidential Advisory Member of the National Security Telecommunications Advisory Committee. Mr. Kennedy received a Bachelor of Science in Mechanical Engineering degree from Lehigh University and Master of Science, Master of Philosophy and Ph.D. degrees from Rutgers University. Our Board selected Mr. Kennedy to serve as a director because it believes he possesses valuable expertise in the communications and technology industries, including extensive experience working with and leading public companies in these industries, as well as experience on the boards of directors of public companies.

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William G. LaPerch
Age: 62 Director Since: 2013 Committees: Nominating and Corporate Governance (Chair)	Skills and Expertise • Colocation/interconnection • Communications • 2017 NACD Board Leadership Fellow • Recipient of CERT Certificate in Cybersecurity Oversight	Education: • BS - US Military Academy at West Point • MBA - Columbia University

William G. LaPerch has served as a director since March 2013. Since July 2016, Mr. LaPerch has served as the Executive Chairman at Hylan Datacom, a construction services company in the communications infrastructure space. Prior to that he served as a consultant at LaPerch Consulting providing services to various private equity firms in the network, data center and cloud segments. From January 2004 to July 2012, Mr. LaPerch was Chief Executive Officer, President and a member of the board of directors at AboveNet, Inc., a provider of bandwidth infrastructure services. Prior to AboveNet, Inc., Mr. LaPerch served as President, Network Services from 2001 to 2003 and as President, Enterprise Services from 2000 to 2001 of Metromedia Fiber Network, a provider of metro fiber services. From 1989 to 2000, Mr. LaPerch held various operations and engineering positions at MCI Worldcom, Inc., a global communications company, including most recently as Vice President, Network Services. Prior to joining MCI Worldcom, Inc., Mr. LaPerch held sales and operations positions with NYNEX Corporation, a communications company. Mr. LaPerch is a member of the board of directors and serves as chairman of the compensation committee of Windstream Holdings, Inc., the parent company of Windstream Corporation, a provider of advanced network communications and technology solutions, which is listed on the Nasdaq Global Select Market. Mr. LaPerch also serves on the board of directors of several privately held network services and technology companies. Until August 2015, Mr. LaPerch was a member of the board of directors and served on the audit, compensation and nominating and governance committees of Imation Corp., a global scalable storage and data security company, which is listed on the New York Stock Exchange. Mr. LaPerch is a graduate of the U.S. Military Academy at West Point and received a Master of Business Administration degree from Columbia University. Our Board selected Mr. LaPerch to serve as a director because it believes he possesses valuable expertise in the bandwidth, colocation, interconnection and communications industries, including extensive experience working with and leading public companies in these industries.

Afshin Mohebbi
Age: 54 Director Since: 2016 Committees: Audit (Chair)	Skills and Expertise • Telecommunications • Finance • Technology • International	Education: • BS - UC Irvine • MBA - UC Irvine

Afshin Mohebbi has served as a director since August 2016. Mr. Mohebbi is currently a senior advisor to TPG Capital, focusing on technology and telecom investments globally. He is also an investor in and advisor to a number of start-up technology firms through his own investment business. From 1999 until 2003, Mr. Mohebbi was President and Chief Operating Officer of Qwest Communications International Inc., where he oversaw core operations, including the global network and market-facing units, as well as the yellow pages, data center, hosting and wireless divisions. Earlier in his career, he held senior level executive positions at British Telecom Plc., SBC Communications and Pacific Bell. Mr. Mohebbi is currently a member of the board of directors and a member of the audit committee and nominating and corporate governance committee for Dish Networks (DISH), a direct broadcast satellite provider service listed on the Nasdaq, as well as a number of privately held companies. Mr. Mohebbi received Bachelor of Science and Master of Business Administration degrees, both from the University of California, Irvine. Our Board selected Mr. Mohebbi to serve as director because it believes he possesses valuable financial and industry experience in the telecommunications industry, including extensive experience working with and leading companies in the telecommunications industry.

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Mark R. Patterson
Age: 57 Director Since: 2016 Committees: Audit, Compensation	Skills and Expertise • Finance • Real estate • REIT • International	Education: • BBA - College of William and Mary • MBA - University of Virginia

Mark R. Patterson has served as a director since July 2016. Mr. Patterson is President of MP Realty Advisors, LLC, and serves as a real estate consultant and financial advisor. From August 2010 until January 2015, Mr. Patterson served as Chief Executive Officer of Boomerang Systems, Inc. In August 2015, Boomerang Systems, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. Prior to his experience at Boomerang, Mr. Patterson was a Managing Director and the Head of Real Estate Global Principal Investments at Merrill Lynch until January 2009, where he oversaw the real estate principal investing activities of the firm. Mr. Patterson joined Merrill Lynch in April 2005 as the Global Head of Real Estate Investment Banking and in 2006 also became the Co-Head of Global Commercial Real Estate which encompassed real estate investment banking, principal investing and mortgage debt. Prior to joining Merrill Lynch, he served as the Global Head of Real Estate Investment Banking at Citigroup from 1996 until 2005. He has been a member of the board of directors and a member of the compensation committee for UDR, Inc., since 2014 and a member of the board of directors and the chair of the nominating and corporate governance committee and member of compensation committee for Americold Realty Trust since January 2018. Throughout his career, Mr. Patterson has been involved in a variety of financing and investing activities spanning virtually all types of real estate in most major global property markets. He has a Bachelor of Business Administration degree from the College of William and Mary, and a Master of Business Administration degree from the Darden School of Business at the University of Virginia. He is also a Certified Public Accountant. Our Board selected Mr. Patterson to serve as a director because it believes he possesses valuable financial and real estate industry expertise, including extensive experience working with public companies in the real estate industry, as well as experience on the boards of directors of public companies.

Mary Hogan Preusse
Age: 49 Director Since: 2017 Committees: Audit	Skills and Expertise • Finance • REIT and real estate • Corporate governance • Strategy	Education: • BS - Bowdoin College

Mary Hogan Preusse has served as a director since May 2017. Previously, Ms. Hogan Preusse served as a Managing Director and co-head of Americas Real Estate for APG Asset Management U.S. and was responsible for managing all of the firm’s public real estate investments in North and South America. Ms. Hogan Preusse also served on the Executive Board of APG Asset Management U.S. and has been an active participant in the REIT industry for over 25 years, including nearly 17 years at APG. In her role at APG, she was deeply involved in discussion of governance matters and regularly presented to and interacted with corporate boards. Prior to joining APG in 2000, Ms. Hogan Preusse spent eight years as a sell-side analyst covering the REIT sector, and began her career at Merrill Lynch as an investment banking analyst. Ms. Hogan Preusse has served on the board of directors for Kimco Realty since February 2017, where she is a member of its audit, executive compensation, and nominating and corporate governance committees. She also joined the board of VEREIT in February 2017, and sits on its executive compensation and nominating and governance committees. Ms. Hogan Preusse has also served on the board of directors and nominating and corporate governance committee for Host Hotels and Resorts, Inc. since June 2017. Ms. Hogan Preusse graduated from Bowdoin College in Brunswick, Maine, with a degree in Mathematics, and is a member of the Bowdoin College Board of Trustees. In addition, she is also a member of the Real Estate Advisory Board for the Carey Business School at Johns Hopkins University. Our Board selected Ms. Hogan Preusse to serve as a director because it believes she possesses valuable financial and real estate industry expertise, including extensive experience working with public companies in the REIT industry, as well as experience on the boards of directors of public companies.

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John T. Roberts, Jr.
Age: 54 Director Since: 2017 Committees: Compensation	Skills and Expertise • Real estate • Finance • International • Strategy	Education: • BA – Tulane University • MBA – University of Chicago

John T. Roberts, Jr. has served as a director since September 2017. From 1997 to 2010, Mr. Roberts served in various positions with AMB Property Corporation, a leading global developer, owner and operator of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. From 1999 to 2010, he served as president of AMB Capital Partners LLC, a subsidiary of AMB Property Corporation responsible for AMB’s global private capital ventures. Previously, from 1997 to 1999, he served as the senior vice president/director of capital markets of AMB Capital Partners LLC. He is also on the board of several private companies. Mr. Roberts received a Bachelor of Arts in Political Science and International Relations from Tulane University and a Master of Business Administration from the University of Chicago Booth School of Business. Mr. Roberts was selected to serve as a director pursuant to the terms of the DFT merger agreement. Our Board believes he possesses valuable financial and real estate expertise, including extensive experience investing in real estate, as well as international real estate investment experience.

Dennis E. Singleton
Age: 73 Director Since: 2004 Committees: Compensation (Chair)	Skills and Expertise • Finance • Real estate • Executive leadership • Strategy	Education: • BS - Lehigh University • MBA - Harvard Business School

Dennis E. Singleton has served as a director since 2004 and was our Chairman of the Board from 2012 to 2017. Mr. Singleton was a founding partner of Spieker Partners, the predecessor of Spieker Properties, Inc., one of the largest owners and operators of commercial property on the west coast prior to its $7.2 billion acquisition by Equity Office Properties Trust in 2001. Mr. Singleton served as Chief Financial Officer and Director of Spieker Properties, Inc. from 1993 to 1995, Chief Investment Officer and Director from 1995 to 1997 and Vice Chairman and Director from 1998 until his retirement in 2001. During his tenure, Mr. Singleton was involved in identifying and analyzing strategic portfolio acquisitions and operating opportunities and oversaw the acquisitions and development of more than 20 million square feet of commercial property. From 2001 to the present, Mr. Singleton has managed personal investments in real estate. Mr. Singleton received a Bachelor of Science degree from Lehigh University and a Master of Business Administration degree from Harvard Business School. Our Board selected Mr. Singleton to serve as a director because it believes he possesses valuable financial and real estate industry expertise, including extensive experience with the acquisition, financing and operation of commercial property.

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Executive Officers

The following table sets forth the names, ages, positions and biographical summaries as of March 14, 2018 of our current executive officers (the “executive officers”):

A. William Stein, Chief Executive Officer (principal executive officer)
Age: 64 Officer Since: 2004	Responsibilities: • Providing the day-to-day leadership and setting the strategic direction for the Company	Education: • AB - Princeton University • JD - University of Pittsburgh • MS - Carnegie Mellon University

A. William Stein has served as Chief Executive Officer of the Company since November 2014. Mr. Stein’s biographical information is set forth under “Election of Directors” above.

Andrew P. Power, Chief Financial Officer (principal financial officer)
Age: 38 Officer Since: 2015

Responsibilities:

•  Leading financial functions, including financial reporting, capital markets, tax, investor relations, financial planning and analysis, asset management, global sales and marketing, international operations and information technology

Education: • BS - Wake Forest University

Andrew P. Power is our Chief Financial Officer and has served in that role since May 2015. Mr. Power has served as a member of the board of directors and a member of the audit and compensation committees of Americold Realty Trust since January 2018. Mr. Power is a member of the National Association of Real Estate Investment Trusts (NAREIT) Best Financial Practices Council and Multinational U.S. REIT Council. Prior to joining the Company, Mr. Power held positions of increasing responsibility at Bank of America Merrill Lynch from 2011 to April 2015, where he most recently served as Managing Director of Real Estate, Gaming and Lodging Investment Banking, and was responsible for relationships with over 40 public and private companies, including Digital Realty. From 2004 to 2011, Mr. Power held similar positions at Citigroup Global Markets, Inc. During his career, Mr. Power has managed the execution of public and private capital raises in excess of $30 billion, including the then-largest REIT IPO, and more than $19 billion of merger and acquisitions transactions. Mr. Power received a Bachelor of Science degree in Analytical Finance from Wake Forest University.

Scott E. Peterson, Chief Investment Officer
Age: 56 Officer Since: 2004	Responsibilities: • Leading all global M&A, including investment decisions	Education: • BA - Northwestern University • MBA - Northwestern University

Scott E. Peterson is our Chief Investment Officer and has served in that role since April 2014. Previously, Mr. Peterson served as our Chief Acquisitions Officer from November 2010 to April 2014 and as our Senior Vice President, Acquisitions from October 2004 to November 2010. Mr. Peterson was a managing director of GI Partners from August 2002 until October 2004. While at GI Partners, Mr. Peterson was responsible for property acquisitions with an emphasis on technology-related properties. Mr. Peterson has over 30 years of real estate experience and, prior to joining GI Partners, was a Senior Vice President with GIC Real Estate, the real estate investment entity for the Government of Singapore Investment Corporation, from May 1994 to August 2002. Previously, Mr. Peterson was active in investments, development and asset management with LaSalle Partners, a real estate services company, and Trammell Crow Company, a real estate developer. Mr. Peterson received Bachelor of Arts and Master of Business Administration degrees from Northwestern University.

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Daniel W. Papes, Senior Vice President, Global Sales & Marketing
Age: 56 Officer Since: 2016	Responsibilities: • Leading sales and leasing efforts as well as marketing activities globally	Education: • BA - Vanderbilt University

Daniel W. Papes has served as our Senior Vice President, Global Sales and Marketing since October 2016. Prior to joining the Company, Mr. Papes served as an independent consultant from April 2016 to October 2016. From February 2014 to April 2016, Mr. Papes served as Executive Vice President for North America at Unify, formerly Siemens Networking Systems, managing all aspects of that business until its acquisition by Atos in 2016. At Unify, he established a new leadership team and led significant growth in sales, revenue and profitability. Before joining Unify, Mr. Papes was with Westcon Group as Senior Vice President, Global Cloud and Data Center Services. Previously, he held senior leadership positions over a 27-year career with IBM, primarily in the outsourcing and managed services business, including as Vice President of Global Cloud Services Sales and Vice President of Global Telecommunications Industry Sales. He began his career as a sales representative at IBM. Mr. Papes received a Bachelor of Arts degree from Vanderbilt University. Mr. Papes sits on the Board of Directors of The Westchester County Association, a not-for-profit organization whose mission is to drive economic growth and vitality in Westchester County.

Joshua A. Mills, Senior Vice President, General Counsel and Secretary
Age: 46 Officer Since: 2005	Responsibilities: • Leading the legal, sustainability, risk management and governance, risk and compliance functions	Education: • BA - University of Washington • JD - University of California, Hastings

Joshua A. Mills has served as our General Counsel since April 2005, as our Senior Vice President since December 2010 and as our Secretary since February 2015. In 2014, Mr. Mills assumed responsibility over our sustainability and risk management functions. Most recently, Mr. Mills took leadership of our governance, risk and compliance program. Prior to joining the Company, Mr. Mills was a corporate attorney with Latham & Watkins LLP where his practice included mergers and acquisitions, corporate finance and venture capital financing transactions as well as general company representation. Prior to joining Latham & Watkins, Mr. Mills served as Associate General Counsel for McAfee.com Corporation and as an associate with Shearman & Sterling, LLP. Mr. Mills received a Bachelor of Arts degree from the University of Washington and a Juris Doctor degree from the University of California, Hastings College of the Law.

Cindy A. Fiedelman, Chief Human Resources Officer
Age: 51 Officer Since: 2016	Responsibilities: • Leading the human resources functions, including compensation, benefits, talent management and staffing	Education: • BA - University of Pennsylvania

Cindy A. Fiedelman is our Chief Human Resources Officer and has served in that role since January 2016. Ms. Fiedelman joined the Company on an interim basis in September 2015 and served as our Interim Global Head of Human Resources until December 2015. Prior to joining the Company, Ms. Fiedelman served as an independent consultant from April 2015 to September 2015. From March 2013 to April 2015, Ms. Fiedelman served as Vice President, People and Diversity, at American Airlines. In this role she was responsible for talent management and acquisition, global human resources business partners, training, compensation and diversity initiatives. Additionally she led the human resources integration for the merger between American Airlines and US Airways, combining the human resources team and programs, in addition to leading organizational integration across the company. Prior to joining American Airlines, Ms. Fiedelman served as Vice President, Human Resources and Talent Acquisition, at Avaya, Inc. from October 2006 to March 2013, where she led the global Human Resources Business Partner and Recruiting teams and played a key leadership role in Avaya’s acquisition and integration of the Nortel Enterprise business. Ms. Fiedelman holds a Bachelor of Arts degree in Art History from the University of Pennsylvania.

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Christopher Kenney, Senior Vice President, International
Age: 50 Officer Since: 2016	Responsibilities: • Leading global investments	Education: • BS - University of Florida

Christopher Kenney serves as our Senior Vice President, International and has served in that role since October 2016. Mr. Kenney joined the Company in October 2004, and has played a key role in the Company’s external growth initiatives since its initial public offering in 2004. Prior to joining the Company, Mr. Kenney served as a partner at GI Partners, the Company’s predecessor private equity fund. Mr. Kenney has over 25 years of institutional real estate investment experience. Earlier in his career, he served as Vice President of Acquisitions for CBRE Investors, where he was responsible for the sourcing, underwriting and acquisition of office, retail and industrial properties on behalf of numerous pension fund clients. Previously, Mr. Kenney also worked as a Research Analyst at Green Street Advisors, a leading independent real estate research firm. Mr. Kenney has a Bachelor of Science degree in Business Administration (Finance and Real Estate) from the University of Florida. He is also a CFA Charter holder.

Erich J. Sanchack, Executive Vice President, Operations
Age: 48 Officer Since: 2018	Responsibilities: • Leading global portfolio operations, global construction, colocation and interconnection service implementation and supply chain operations	Education: • BS - Pennsylvania State University

Erich Sanchack has served as our Executive Vice President, Operations since January 2018. Prior to joining the Company, Mr. Sanchack held positions at CenturyLink, a telecommunications company, serving as Senior Vice President, IT Solutions and New Market Development from November 2017 to January 2018 and as Senior Vice President and General Manager, Federal from November 2016 to November 2017. Prior to joining CenturyLink, Mr. Sanchack served in roles of increasing responsibility at Lockheed Martin, an aerospace and defense company, from 2004 to October 2016, most recently serving as Vice President, Competitive Enhancements. Mr. Sanchack has a Bachelor of Science degree in Electrical Engineering from Pennsylvania State University. Mr. Sanchack is also a former Captain in the United States Marine Corps, where he served in Finance and Operations and completed multiple overseas deployments.

Edward F. Sham, Chief Accounting Officer (principal accounting officer)
Age: 58 Officer Since: 2005	Responsibilities: • Leading accounting activities	Education: • BS - San Francisco State University

Edward F. Sham has served as our Chief Accounting Officer since May 2016. Mr. Sham previously served as our Senior Vice President and Controller from November 2010 to May 2016. He joined the Company in September 2005 as Vice President and Controller, in which position he served until November 2010. With more than 25 years’ experience in accounting and real estate, Mr. Sham previously held positions as Vice President & Controller of Catellus Development Corporation (now part of Prologis), Controller of Bay Apartment REIT (now Avalon Bay), and Portfolio Controller of O’Connor Realty Advisors. In addition, Mr. Sham was a certified public accountant with Ernst & Young LLP in their real estate group for seven years. Mr. Sham received a Bachelor of Science degree from San Francisco State University and is a member of the AICPA and California CPA society.

Christopher Sharp, Chief Technology Officer
Age: 43 Officer Since: 2015	Responsibilities: • Leading global design and engineering, technology development and innovation, sales engineering and business development	Education: • University of Texas

Christopher Sharp is our Chief Technology Officer and has served in that role since August 2015. Prior to joining the Company, from March 2009 to July 2015, Mr. Sharp held roles of increasing responsibility at Equinix, Inc., an interconnection and a data center company, where he was responsible for cloud innovation and led the development of innovative cloud services solutions and developed new capabilities enabling next-generation, high-performance exchange and interconnection solutions, facilitating broad commercial adoption of cloud computing on a global basis. Mr. Sharp has over 20 years of experience in the technology industry, with an extensive background in developing technology strategies in global markets and he has a deep knowledge of the data center sector. Prior to Equinix, Mr. Sharp held leadership positions at Qwest Communications, MCI/Verizon Business and Reliance Globalcom. Mr. Sharp attended the University of Texas, where he studied Computer Science.

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Board Governance Documents

The Board maintains charters for each of its committees. In addition, the Board has adopted a written set of Corporate Governance Guidelines, as well as a Code of Business Conduct and Ethics that applies to the Company’s employees, officers and directors, including our principal executive officer and principal financial officer. To view the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, Corporate Governance Guidelines and Code of Business Conduct and Ethics, please visit our website at www.digitalrealty.com. Each of these documents is also available, free of charge, in print to any stockholder who sends a written request to Joshua A. Mills, Secretary, Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, CA 94111.

Independent Directors

NYSE listing standards require NYSE-listed companies to have a majority of independent board members and an audit committee, compensation committee and nominating and corporate governance committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of such company affirmatively determines that the director has no material relationship with such company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company).

In addition, the NYSE listing standards provide that a director is not independent if:

(i)	the director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer of the listed company;

(ii)	the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)	(a) the director is a current partner or employee of a firm that is the company’s internal or external auditor; (b) the director has an immediate family member who is a current partner of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and personally works on the listed company’s audit; or (d) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the listed company’s audit within that time;

(iv)	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)	the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The Board, by resolution, has affirmatively determined that, based on the standards set forth in the NYSE rules and our corporate governance documents, all nominees for election to the Board at the Annual Meeting are independent (the “Independent Directors”).

Board Meetings

The Board held eleven meetings and the Independent Directors met in executive session five times during 2017. The Chairman of the Board serves as the presiding director of the executive sessions of the Independent Directors. During 2017, Mr. Singleton served as the Chairman of the Board until our 2017 Annual Meeting of Stockholders held on May 8, 2017, at which point Mr. Chapman was appointed as Chairman of the Board. The number of meetings held during 2017 for each Board committee is set forth below under the heading “Board Committees.” During the year ended December 31, 2017, each of the directors attended at least 75% of the total number of meetings of the Board and of the committees on which he or she served. All of the then-current directors, except for Mr. Singleton, attended the 2017 Annual Meeting, and the Board expects all current directors standing for re-election to the Board to attend the 2018 Annual Meeting barring unforeseen circumstances or irresolvable conflicts.

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Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board and executive sessions of the Independent Directors. This separation of the roles of Chairman and Chief Executive Officer allows for greater oversight of the Company by the Board. In May 2017, the Board appointed Laurence A. Chapman as Chairman of the Board; he previously served as Vice Chairman of the Board. The Board has determined that our Board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the skills and experience of Mr. Chapman and Mr. Stein.

Director Continuing Education

We encourage our directors, and reimburse them for reasonable costs, to attend external director education programs that assist them in discharging their duties. Periodically, we provide to the Board information relevant to the Company’s business and its competitors as well as corporate governance and regulatory issues. We also provide to the Board on a periodic basis presentations by subject matter experts on legal requirements, industry trends and other pertinent matters. Board members are also provided with the opportunity to attend industry conferences and other events, such as tours of our data centers.

Board Committees

The Board has established three standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board has adopted a written charter for each committee, all of which are available on the on our website at www. digitalrealty.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “— Board Governance Documents.” Each committee consists entirely of independent directors in accordance with New York Stock Exchange rules and with the independence requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Audit Committee

Members*	Committee Functions
Afshin Mohebbi (Chair)** Laurence A. Chapman** Michael A. Coke** Mark R. Patterson Mary Hogan Preusse Number of Meetings in 2017 Eight

•  Assist the Board with its oversight responsibilities regarding:

–  the integrity of the Company’s financial statements;

–  the Company’s compliance with legal and regulatory requirements;

–  the qualifications, engagement, compensation, and independence of the registered public accounting firm that audits the Company’s financial statements (the “independent auditor”); and

–  the performance of the Company’s internal audit function and independent auditor.

•  Prepare the disclosure required by federal securities laws, including Item 407(d)(3)(i) of Regulation S-K, to be included in the Company’s annual proxy statement.

•  Responsible for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

•  Review, at least annually, the independence, performance, qualifications and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel.

•  Oversee the annual audit, quarterly review, and internal audit.

*	Members as of the date of this Proxy Statement. Ms. Earley, who resigned from the Board effective as of January 1, 2018, also served on the Audit Committee during 2017.

**	The Board has determined that each of Messrs. Mohebbi, Chapman and Coke is an “audit committee financial expert” as defined by the SEC.

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Before the Company’s independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee is required to pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. The Audit Committee delegated the authority to grant pre-approvals to Mr. Mohebbi, the Chair of the Audit Committee.

Further information regarding the specific functions performed by the Audit Committee is set forth below in “Audit Matters — Audit Committee Report.”

Compensation Committee

Members*	Committee Functions
Dennis E. Singleton (Chair) Kevin J. Kennedy Mark R. Patterson John T. Roberts, Jr. Number of Meetings in 2017 Six

•  Discharge or assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executives, including by designing (in consultation with the Company’s management) approving, recommending to the Board for approval, implementing, administering, managing and evaluating the compensation plans, policies and programs of the Company.

•  Review, at least annually, the performance and compensation of our executive officers and approve the compensation of our named executive officers.

•  Review and approve, at least annually, the corporate goals and objectives relating to the compensation of our Chief Executive Officer and evaluate his performance relative to these goals.

•  Administer the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan, as amended (the “2014 Plan”).

•  Prepare the disclosure required by federal securities laws to be included in the Company’s annual proxy statement.

*	Members as of the date of this Proxy Statement. Ms. Earley, who resigned from the Board effective as of January 1, 2018, and Mr. Zerbst also served on the Compensation Committee during 2017.

The Board, by resolution, affirmatively determined that none of the members of our Compensation Committee had any relationship to the Company which was material to that director’s ability to be independent from management in connection with the duties of a compensation committee member.

In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, except for:

•	the review and approval of the corporate goals and objectives relating to the compensation of our Chief Executive Officer and the evaluation of his performance relative to these goals;

•	the review and approval of compensation for our Chief Executive Officer, Chief Financial Officer and all other named executive officers;

•	the recommendations to the Board with respect to non-CEO compensation, incentive compensation plans and equity-based plans and the review and approval of all executive officers’ employment agreements and severance arrangements;

•	the management and review of all annual bonus, long-term incentive compensation, equity compensation and employee benefit plans; and

•	any matters that involve executive compensation or any matters where the Compensation Committee has determined such compensation is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

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To aid the Compensation Committee in making its determinations, management provides recommendations annually to the Compensation Committee regarding the compensation of all named executive officers. Each named executive officer participates in an annual performance review either with the Compensation Committee, with input from the Board, in the case of our Chief Executive Officer, or with our Chief Executive Officer, in the case of all other named executive officers, to obtain input about their contributions to our success for the period being assessed. The performance of our named executive officers is also reviewed annually by the Compensation Committee.

For 2017, the Compensation Committee retained the services of FPL Associates L.P. (“FPL”) to serve as the Compensation Committee’s independent compensation consultant. FPL was engaged to assist the Compensation Committee with a variety of tasks, which included among other things, conducting and presenting the annual review of the total compensation packages for our executive officers, including base salary, cash bonuses, long-term incentives and total direct compensation; reviewing market data on compensation; reviewing and assessing the long-term incentives currently provided to executives and future awards; aligning and testing performance-related pay; reviewing non-employee directors’ compensation; reviewing the Company’s peer group; and understanding market trends.

Nominating and Corporate Governance Committee

Members*	Committee Functions
William G. LaPerch (Chair) Kevin J. Kennedy Robert H. Zerbst Number of Meetings in 2017 Five

•  Identify qualified candidates to become Board members;

•  Select nominees for election as directors;

•  Select candidates to fill any vacancies on the Board;

•  Develop and recommend to the Board a set of corporate governance guidelines and principles applicable to the Company; and

•  Oversee the evaluation of the Board and management.

*	Members as of the date of this Proxy Statement. Ms. Earley, who resigned from the Board effective as of January 1, 2018, and Messrs. Chapman, Mohebbi and Singleton also served on the Nominating and Corporate Committee during 2017. Mr. Zerbst has elected not to stand for re-election as a director at the Annual Meeting. Mr. Zerbst’s term on the Board and the Nominating and Corporate Governance Committee will expire at the Annual Meeting, and immediately following the expiration of such term the size of the Board will be reduced to ten members.

Further information regarding the Nominating and Corporate Governance Committee is set forth below in “— Qualifications of Director Nominees,” “— Nominating and Corporate Governance Committee’s Process for Considering Director Nominees” and “— Manner by which Stockholders May Recommend Director Nominees.”

Qualifications of Director Nominees

The Nominating and Corporate Governance Committee has not set forth minimum qualifications for Board nominees. Pursuant to its charter, in identifying candidates to recommend for election to the Board, the Nominating and Corporate Governance Committee considers the following criteria:

(i)	personal and professional integrity, ethics and values;

(ii)	experience in corporate governance including as an officer, board member or senior executive or as a former officer, board member or senior executive of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

(iii)	experience as a board member of another publicly held company;

(iv)	academic, executive and/or operational expertise in an area of the Company’s industry or operations;

(v)	practical and mature business judgment, including ability to make independent analytical inquiries; and

(vi)	ability to work as part of a team.

For more information about the qualifications and experience of each of our directors, please see the “Directors Qualifications and Experience” table on the following page.

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Director Qualifications and Experience

The Nominating and Corporate Governance Committee believes that a complementary balance of knowledge, experience and capability will best serve the Company and its stockholders. The table below summarizes the types of experience, qualifications, attributes and skills the Board believes to be desirable because of their particular relevance to the Company’s business and structure. While all of these factors were considered by the Board with respect to each director, the following table does not encompass all the experience, qualifications, attributes or skills of our directors.

Skill/Qualification	Chapman	Coke	Kennedy	LaPerch	Mohebbi	Patterson	Preusse	Roberts	Singleton	Stein	Zerbst
Accounting/Financial Literacy: Experience in financial accounting and reporting as it applies to REITs, corporate finance, and internal controls.
Corporate Governance: Experience supporting the goals of strong board and management accountability, transparency, effectiveness, and stockholder interests.
Executive Leadership: Experience in a leadership role as CEO or other senior executive at a public company.
Financial/Capital Markets: Experience working in an industry involving raising capital, large-scale capital outlays and long-term investments.
International Experience: Experience in international operations, including exposure to a range of cultural, regulatory and business environments.
Legal: Professional experience in the law.
Real Estate Investment: Experience in the real estate industry, including experience with acquisition, financing and operation of commercial property.
Risk Management: Experience in oversight of the types of risks facing the Company.
Sales/Marketing: Experience in marketing and brand building, and managing a sales team.
Strategy: Experience developing and implementing a successful strategy, including appropriately probing and challenging management on the delivery of agreed strategic planning objectives.
Technology Experience: Experience with data center, cloud computing, data communications, hosting and colocation industries.

While the Nominating and Governance Committee does not have a formal policy regarding diversity, the Company’s Corporate Governance Guidelines state that each individual nominee is evaluated in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Committee considers diversity of the Board in identifying director nominees, including diversity in experience, professional background, areas of expertise and industries.

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Nominating and Corporate Governance Committee’s Process for Considering Director Nominees

The Nominating and Corporate Governance Committee periodically reviews the performance of each current director and considers the results of such evaluation when determining whether to recommend the nomination of such director for an additional term. At an appropriate time prior to each annual meeting at which directors are to be elected or re-elected, the Nominating and Corporate Governance Committee recommends to the Board for nomination by the Board such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Nominating and Corporate Governance Committee may recommend to the Board for election by the Board to fill such vacancy, such prospective member of the Board as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee will consider the factors listed above in “— Qualifications of Director Nominees.”

The foregoing notwithstanding, if the Company is legally required by contract or otherwise to permit a third party to designate one or more of the director nominees to be elected (for example, pursuant to rights contained in the Articles Supplementary of each class of our outstanding preferred stock, voting together, to elect two directors upon a dividend default), then the nomination or election of such directors will be governed by such requirements. Additionally, recommendations received from stockholders will be considered and are subject to the same criteria as are candidates nominated by the Nominating and Corporate Governance Committee.

Manner by Which Stockholders May Recommend Director Nominees

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders of the Company. All recommendations must be directed to William G. LaPerch, Chair of the Nominating and Corporate Governance Committee, care of Joshua A. Mills, Secretary, Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, California 94111. Recommendations for director nominees to be considered at the 2019 Annual Meeting must be received in writing not later than 5:00 p.m., Pacific Time, on November 29, 2018 and not earlier than October 30, 2018. In the event that the date of the 2019 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2018 Annual Meeting, notice by the stockholder must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of the meeting, as originally convened, or the 10th day following the date of the first public announcement of the meeting. Each stockholder recommending a person as a director candidate must provide the Company with the information specified in our Bylaws, as described under “Other Matters — Stockholder Proposals and Nominations” below. The recommending stockholder must also provide supplemental information that the Nominating and Corporate Governance Committee may request to determine whether the proposed nominee (i) is qualified to serve on the Audit Committee, (ii) meets the standards of an independent director and (iii) satisfies the standards for our directors set forth above in “— Qualifications of Director Nominees.” Further, the proposed nominee must make himself or herself reasonably available to be interviewed by the Nominating and Corporate Governance Committee. Please refer to “Other Matters — Stockholder Proposals and Nominations” below for further information. The Nominating and Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating and Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, Board membership would violate controlling state law or federal law.

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Board’s Role in Oversight of Risk

The Board has an active role in overseeing the management of the Company’s risks, and the Company’s management team regularly provides it with reports highlighting its assessments and recommendations. The Board regularly reviews information from members of senior management regarding the Company’s financial performance, balance sheet, credit profile and liquidity, as well as the risks associated with each. The Board also receives reports from members of management on areas of material risk to the Company, including operational, financial, legal, regulatory, cybersecurity and strategic risks. The Compensation Committee assesses and monitors risks relating to the Company’s executive officer and employee compensation policies and practices. The Audit Committee oversees management of financial reporting and internal controls risks. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of the Board and corporate governance.

Stockholder and Interested Party Communications with the Board

Stockholders and interested parties may send correspondence directed to the Board, care of Joshua A. Mills, Senior Vice President, General Counsel and Secretary, Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, CA 94111. Mr. Mills will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Mr. Mills will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Mr. Mills will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication, as appropriate. Correspondence intended for our non-management and Independent Directors as a group should be addressed to the Company at the address above, Attention: Independent Directors.

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ITEM 2.	Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 and has further directed that management submit the selection of KPMG LLP for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since the Company’s inception in 2004. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain KPMG LLP in the future. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of KPMG LLP as our independent registered public accounting firm.

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Principal Stockholders

The following table sets forth, as of March 14, 2018, the beneficial ownership of shares of our Common Stock and shares of Common Stock into which units of limited partnership (“units”) in Digital Realty Trust, L.P., a Maryland limited partnership (our “Operating Partnership” or the “Operating Partnership”), of which we are the sole general partner, are exchangeable for (i) each person who is the beneficial owner of 5% or more of the outstanding Common Stock and units, (ii) directors, nominees and named executive officers and (iii) all directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our Common Stock and units shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person holds shares of Common Stock as opposed to units is set forth in the footnotes below. Unless otherwise indicated, the address of each named person is care of Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, CA 94111.

Name of Beneficial Owner	Number of Shares and Units Beneficially Owned	Percent of All Shares	(1)	Percent of All Shares and Units	(2)
5% Stockholders:
The Vanguard Group, Inc.(3)	36,352,722	17.7%		17.0%
BlackRock, Inc.(4)	20,182,465	9.8%		9.4%
Vanguard Specialized Funds — Vanguard REIT Index Fund(5)	13,807,565	6.7%		6.4%
Cohen & Steers, Inc.(6)	13,829,369	6.7%		6.5%
Capital World Investors(7)	10,385,000	5.0%		4.8%
State Street Corporation(8)	11,654,166	5.7%		5.4%
Directors and Named Executive Officers
Laurence A. Chapman(9)	60,821	*		*
A. William Stein(10)	313,273	*		*
Michael A. Coke(11)	11,840	*		*
Kevin J. Kennedy(12)	8,715	*		*
William G. LaPerch(13)	10,715	*		*
Afshin Mohebbi(14)	2,347	*		*
Mark R. Patterson(15)	2,429	*		*
Mary Hogan Preusse(16)	1,277	*		*
John T. Roberts, Jr.(17)	13,182	*		*
Dennis E. Singleton(18)	37,069	*		*
Robert H. Zerbst(19)	13,001	*		*
Andrew P. Power(20)	37,239	*		*
Scott E. Peterson(21)	149,999	*		*
Daniel W. Papes(22)	618	*		*
Joshua A. Mills(23)	47,272	*		*
Jarrett B. Appleby(24)	22,714	*		*
All directors and executive officers as a group (20 persons)	887,762	*		*

*	Less than 1%.
(1)	Based on 205,927,082 shares of our Common Stock outstanding as of March 14, 2018. For each named executive officer and director, the percentage of shares of our Common Stock beneficially owned by such person assumes that all the units held by such person that are vested or will vest within 60 days of March 14, 2018 are exchanged for shares of our Common Stock and that none of the vested units held by other persons are so exchanged. For all directors and executive officers as a group, the percentage of shares of our Common Stock beneficially owned by such persons assumes that all the units held by such persons that are vested or will vest within 60 days of March 14, 2018 are exchanged for shares of our Common Stock.
(2)	Based on 214,356,504 shares of our Common Stock and units, including vested long-term incentive units, outstanding as of March 14, 2018, comprising 205,927,082 shares of our Common Stock and 8,429,422 vested units. For each named executive officer and director, the percentage of shares of our Common Stock and units beneficially owned by such person assumes that all the units held by such person that are vested or will vest within 60 days of March 14, 2018 are exchanged for shares of our Common Stock and that none of the vested units held by other persons are so exchanged. For all directors and executive officers as a group, the percentage of shares of our Common Stock beneficially owned by such persons assumes that all the units held by such persons that are vested or will vest within 60 days of March 14, 2018 are exchanged for shares of our Common Stock.

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(3)	Based solely on information contained in an amended Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 7, 2018. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355. The Vanguard Group, Inc. has sole voting power with respect to 530,975 shares, shared voting power with respect to 302,119 shares, sole dispositive power with respect to 35,766,542 shares and shared dispositive power with respect to 586,180 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 228,256 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 660,643 shares as a result of its serving as investment manager of Australian investment offerings.
(4)	Based solely on information contained in an amended Schedule 13G filed by BlackRock, Inc. with the SEC on January 23, 2018. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10055. BlackRock, Inc. has sole voting power with respect to 18,454,283 shares, sole dispositive power with respect to 20,182,465 shares and shared voting and shared dispositive powers with respect to zero shares.
(5)	Based solely on information contained in an amended Schedule 13G filed by Vanguard Specialized Funds — Vanguard REIT Index Fund with the SEC on February 2, 2018. The address of Vanguard Specialized Funds — Vanguard REIT Index Fund is 100 Vanguard Boulevard, Malvern, PA 19355. Vanguard Specialized Funds — Vanguard REIT Index Fund has sole voting power with respect to 13,807,565 shares, sole dispositive power with respect to zero shares, and shared voting and shared dispositive powers with respect to zero shares.
(6)	Based solely on information contained on an amended Schedule 13G filed by Cohen & Steers, Inc. with the SEC on February 14, 2018. The address of Cohen & Steers, Inc. is 280 Park Avenue, 10th Floor, New York, NY 10017. Cohen & Steers Inc. has sole voting power with respect to 7,204,054 shares, sole dispositive power over 13,829,369 shares, and shared voting and shared dispositive powers with respect to zero shares. Cohen and Steers Capital Management, Inc., a wholly-owned subsidiary of Cohen and Steers, Inc., is the beneficial owner of 13,691,090 shares. Cohen and Steers UK Limited, a wholly owned subsidiary of Cohen and Steers, Inc., is the beneficial owner of 138,279 shares.
(7)	Based solely on information contained on an amended Schedule 13G filed by Capital World Investors with the SEC on February 14, 2018. The address of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071. Capital World Investors has sole voting power over 10,385,000 shares, sole dispositive power over 10,385,000 shares, and shared voting and shared dispositive powers with respect to zero shares.
(8)	Based solely on the information contained on a Schedule 13G filed by State Street Corporation with the SEC on February 14, 2018. The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, MA 02111. State Street Corporation has sole voting power and sole dispositive powers with respect to zero shares, and shared voting and shared dispositive powers with respect to 11,654,166 shares.
(9)	Includes 2,400 shares of our Common Stock held by members of Mr. Chapman’s immediate family over which Mr. Chapman may be deemed to share voting and investment power; Mr. Chapman disclaims beneficial ownership over such shares except to the extent of his pecuniary interest therein.
(10)	Includes 149,466 long-term incentive units and 163,807 vested Class D Units.
(11)	Includes 800 long-term incentive units.
(12)	Includes 8,715 long-term incentive units.
(13)	Includes 8,715 long-term incentive units. Mr. LaPerch also beneficially owns 1,200 shares of the Company’s 5.250% Series J Cumulative Redeemable Preferred Stock, which constitutes less than 1% of the 8,000,000 shares of series J preferred stock currently outstanding.
(14)	Includes 2,347 long-term incentive units.
(15)	Includes 2,429 long-term incentive units.
(16)	Includes 1,277 long-term incentive units.
(17)	Includes 800 long-term incentive units
(18)	Includes 26,285 long-term incentive units.
(19)	Includes 13,001 long-term incentive units.
(20)	Includes 14,468 long-term incentive units and 22,771 vested Class D Units.
(21)	Includes 57,684 long-term incentive units and 92,315 vested Class D Units.
(22)	Includes 618 long-term incentive units.
(23)	Includes 1,233 long-term incentive units and 41,873 vested Class D Units.
(24)	Includes 10,909 long-term incentive units and 11,805 vested Class D Units

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Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our named executive officers, as determined under the rules of the SEC, for fiscal year 2017. The following table identifies our named executive officers and their positions in 2017:

Name	Position
A. William Stein	Chief Executive Officer
Andrew P. Power	Chief Financial Officer
Scott E. Peterson	Chief Investment Officer
Daniel W. Papes	Senior Vice President, Global Sales & Marketing
Joshua A. Mills	Senior Vice President, General Counsel and Secretary
Jarrett B. Appleby	Former Chief Operating Officer

Mr. Appleby departed the Company effective as of September 15, 2017.

Executive Summary

The objective of our executive compensation program is to attract, retain and motivate experienced and talented executives who can help the Company to achieve its business objectives designed to maximize stockholder value. We believe that a significant portion of the compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis.

The total compensation opportunity for each of our named executive officers, including targets for performance-based compensation, was set by the Compensation Committee in late 2016 and early 2017. The Compensation Committee utilized the services of FPL Associates L.P. (“FPL”) for this compensation review, which included reviewing compensation information of our peer group.

We maintain a competitive compensation program with the following components:

Component	Link to Program Objectives	Type of Compensation	Description
Base Salary	Fixed level of cash compensation to attract and retain key executive officers in a competitive marketplace	Cash	Determined based on evaluation of individual’s experience and current performance, internal pay equity and a comparison to salaries of similarly-situated executive officers in our peer group
Annual Cash Bonus	Cash incentive opportunity (set as a percentage of base salary) that encourages executive officers to achieve annual Company, business unit and individual goals

Assists in retaining, attracting and motivating employees in the near term	Cash	Earned based on the attainment of a combination of corporate/financial and individual performance goals

Specific Company performance measures include core FFO per share (measuring earnings), revenue (measuring strategic/portfolio performance), and Adjusted EBITDA margin (measuring profitability)

A variety of specific, individual and departmental goals
Long-Term Incentive Program	Focuses executive officers on creating long-term stockholder value and directly aligns with stockholders’ interests Easy to understand and track performance Provides additional tool for retention	Equity	Performance-Based Awards: Three-year performance period with actual performance-vesting of units at 0% to 200% of target based entirely on relative total stockholder return over the performance period

50% of performance-vested units time-vest upon the conclusion of the performance period and 50% time-vest one year thereafter

Time-Based Awards: 25% of the units vest annually over four years

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2017 Compensation Highlights

The following summarizes key aspects of our compensation policies and programs:

What We Do:

We Pay for Performance: Our compensation programs are designed to have direct alignment with total stockholder return performance; base salaries comprise a relatively modest portion of each named executive officer’s overall compensation opportunity.
We Balance Short-Term and Long-Term Incentives: We use multiple performance measures in awarding cash bonuses and granting equity awards, which mitigates compensation-related risk; we also measure performance across various performance periods.
We Maintain Stock Ownership Guidelines: We have robust stock ownership guidelines for our named executive officers and directors.
We Retain an Independent Compensation Consultant: Our Compensation Committee engages an independent consultant to provide guidance on a variety of compensation matters.

What We Don’t Do:

No Automatic Salary Increases or Guaranteed Bonuses: We do not guarantee annual salary increases or annual bonuses.
We Do Not Allow Uncapped Payouts: We have a defined compensation program that does not allow for uncapped bonus payouts.
We Do Not Have Tax Gross-Ups: We do not provide tax gross-ups on any severance, change-in-control or other payments.
We Do Not Allow Hedging: We do not permit directors, officers or employees to hedge our securities.
We Do Not Provide Excessive Perquisites: Our executive officers receive limited perquisites and benefits.

Pay for Performance

Pay for performance is an important component of our compensation philosophy. Consistent with this focus, our compensation program includes annual incentive bonuses and long-term equity incentive compensation.

Under our annual incentive bonus program, we measure each named executive officer’s performance based on financial, revenue, profitability and individual goals. In 2017, the financial goals consisted of core funds from operations (“core FFO”) targets, the revenue goals included rental revenue and interconnection and annualized signings targets, and the profitability goals were focused on Adjusted EBITDA margin targets. Individual goals were categorized around the following corporate goals for 2017: customer focus, growth/product, go-to-market, profitability and operational excellence and organizational excellence.

We also provide long-term equity incentive awards that are subject to both time-based and performance-based vesting conditions. For performance-based long-term equity incentive awards granted in 2017, the performance condition was based on our total stockholder return during the three-year performance period commencing in January 2017, relative to the total stockholder return of the MSCI US REIT Index (RMS) during the same performance period. In 2017, the Company’s total return to stockholders was over 19%, outperforming the RMS by over 14%, as shown in the tables below:

The Company’s primary objectives are to maximize: (i) sustainable long-term growth in earnings and funds from operations per share and unit, (ii) cash flow and returns to our stockholders and our Operating Partnership’s unitholders through the payment of distributions and (iii) return on invested capital We expect to accomplish our objectives by achieving superior risk-adjusted returns, prudently allocating capital, diversifying our product offerings and driving revenue growth and operating efficiencies:

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•	Achieve superior risk-adjusted returns. We have managed our business, including our development pipeline and leasing transactions, by targeting appropriate risk-adjusted returns. We believe that achieving appropriate risk-adjusted returns on our business will deliver superior stockholder returns.

•	Prudently allocate capital. We have made strategic and complementary investments while preserving the flexibility of our balance sheet. We are committed to maintaining a conservative capital structure.

•	Offer comprehensive and diverse products. We have diversified our product offering, through acquisitions and organically, and believe that we have one of the most comprehensive suites of global data center solutions available to customers from a single provider.

•	Drive revenue growth and operating efficiencies. We aggressively manage our data centers to maximize cash flow and control costs by leveraging our scale to drive operating efficiencies.

In the past few years, we have focused on growing our operations organically and through strategic acquisitions, as well as through improved leasing, asset management and marketing activities, improving our balance sheet, strategically accessing the capital markets and focusing on our organizational development. More recently, the Company has focused on its product strategy, investing in strategic initiatives to complement its existing portfolio in order to attract a wider base of customers, and organizational structuring to support these new strategies and initiatives as well as the continued growth of the Company. Accomplishments in the year ended December 31, 2017 included, among other things, the following:

Performance Highlights

#5 of 152

In 3-year Trailing Total Return in the MSCI REIT Index[1]

7TH

Largest Publicly Traded U.S. REIT[2]

MC DIGITAL REALTY
A Digital Realty and Mitsubishi Corporation JV

DFT DATA CENTERS

Acquired DuPont Fabros Technology, Inc.[3]

#6

On EPA Green Power Partnership Rankings for Renewable Energy Procurement[4]

2017

Nareit Leader in the Light Award for Data Centers

3-YEAR TRAILING TOTAL RETURN PERCENTAGE OF MSCI REIT INDEX[4]

176.8%
82.4%
47.4%
23.8%
25th Percentile
Median
75th Percentile
DLR 96th Percentile

2017 TOTAL RETURN PERCENTAGE OF MSCI REIT INDEX[4]

19.8%
13.9%
3.8%
-3.6%
25th Percentile
Median
75th Percentile
DLR 82nd Percentile

Sources: Bloomberg, SNL and Factset. All prices as of December 29, 2017.
(1)	Compares the total return among the 152 constituents in the MSCI REIT Index as of December 31, 2017. Companies that have not been public for the specified period have been excluded.
(2)	Includes the 152 constituents within the MSCI REIT Index as of December 31, 2017 based on market capitalization.
(3)	On September 14, 2017, we completed the acquisition of DuPont Fabros Technology, Inc., in an all-stock merger, for equity consideration of approximately $6.2 billion.
(4)	Ranking for EPA’s Top 30 Tech and Telecom list of largest green power users.

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•	Reported core FFO of $6.14 per share and unit for the year ended December 31, 2017. A reconciliation of FFO to net income is included on page 82 of our Annual Report on Form 10-K for the year ended December 31, 2017 and a reconciliation of FFO to core FFO is available in “Executive Compensation—Executive Summary—Description of Individual Elements of Compensation—Annual Incentive Compensation” below.

•	In September 2017, completed the acquisition of DuPont Fabros Technology, Inc. for equity consideration of approximately $6.2 billion.

•	In July 2017, completed a £600 million offering of dual-tranche sterling-denominated senior notes.

•	In August 2017, completed a $1.35 billion offering of dual-tranche U.S. dollar senior notes.

•	In August 2017, completed a $200 million aggregate offering of our 5.250% Series J Cumulative Redeemable Preferred Stock.

•	Entered the Tokyo market with a 50/50 joint venture with Mitsubishi Corporation to provide data center solutions in Japan.

•	Completed acquisitions of land parcels, including in Osaka, Japan, Dallas, TX and Chicago, IL, for a total purchase price of $55.3 million.

•	Completed the sale of three assets in the U.S. during 2017 for total gross proceeds of $91.3 million.

•	Increased the annual dividend on our Common Stock by 5.7% in 2017 from 2016, representing a compound annual growth rate of 12%, since our first full quarter of operations following our initial public offering in 2004.

•	We maintained our investment grade rating on our senior long term unsecured notes.

•	We were recognized as a leader for our sustainability platform, including receiving Nareit’s Leader in the Light award for data centers.

2018 Advisory Vote on the Compensation of Named Executive Officers

In May 2017, we provided stockholders a non-binding, advisory vote to approve the compensation of our named executive officers (the 2017 say-on-pay vote). At our 2017 Annual Meeting of Stockholders, our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 93.4% of the votes cast in favor of the 2017 say-on-pay vote. In evaluating our executive compensation program, the Compensation Committee considered the results of the 2017 say-on-pay vote and numerous other factors as discussed in this Compensation Discussion and Analysis. The Compensation Committee will continue to monitor and assess our executive compensation program and consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.

HISTORICAL SAY-ON-PAY

Stockholder Interest Alignment

We believe that our equity award program further enhances long-term stockholder value and encourages long-term performance by providing a strong alignment of interests between our named executive officers and our stockholders. Therefore, equity is a key component of our executive compensation program, with equity awards ranging between 52% and 74% of our named executive officers’ compensation opportunity in 2017. All equity awards granted to our named executive officers in 2017 were in the form of long-term incentive units in the Operating Partnership. These awards put significant value at risk for our named executive officers and are effective as an ownership and retention tool.

Good Governance

In furtherance of our objective of implementing policies and practices that are mindful of the concerns of our stockholders, we have separated the roles of Chief Executive Officer (currently Mr. Stein) and Chairman of the Board (currently Mr. Chapman). Additionally, the Compensation Committee retained FPL, an independent compensation consultant, to assist the Compensation Committee, among other things, in conducting and presenting the

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annual review of the total compensation packages for our executive officers. FPL was initially selected as the Compensation Committee’s compensation consultant in 2013 in part for its extensive experience in the REIT industry. The Compensation Committee assessed the independence of FPL pursuant to the rules prescribed by the SEC and the NYSE and concluded that no conflict of interest existed in 2017 that would prevent FPL from serving as an independent consultant to the Compensation Committee. In addition, the Compensation Committee considered the independence of outside legal counsel that provides advice to the Compensation Committee, consistent with the rules prescribed by the SEC and the NYSE, and determined that such adviser is independent.

The Compensation Committee consistently reviews our executive compensation program to ensure that it provides competitive pay opportunities. Our compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives tied to our performance through association with multiple performance metrics. We have chosen the selected metrics to align employee compensation, including compensation for the named executive officers, to our business strategy. The following are a few key 2017 actions and decisions with respect to our compensation program:

•	As in past years, the named executive officers were eligible to earn cash incentive compensation based upon achievement of specific financial, operational and organizational objectives for 2017, as approved by the Compensation Committee, that are designed to challenge the named executive officers to achieve high performance.

•	A significant portion of our named executive officers’ total cash compensation remains dependent on Company, business unit and individual performance.

•	The Compensation Committee determines total compensation and the individual components of compensation after reviewing survey data of, and the Company’s historical performance relative to, its peer group.

•	Our compensation programs encourage employees to build and maintain an ownership interest in the Company. In addition to performance-based vesting, 2017 equity awards granted to our named executive officers are subject to time-based vesting following the end of the applicable three-year performance period.

•	In 2017, FPL was retained directly by and reported to the Compensation Committee. FPL did not have any prior relationship with any of our named executive officers.

•	Base salaries represented 10% to 28% and performance-based equity compensation represented 34% to 56% of the total compensation opportunity for our named executive officers reflecting our philosophy of paying for performance and aligning the interests of our named executive officers with stockholders’ interests.

•	Based on the recommendations of management, a review of the Company’s business plan and strategic objectives and the analysis provided by FPL, the Compensation Committee established financial, revenue, profitability and individual goals for each named executive officer for 2017.

Overview of Our Executive Compensation Program

Objectives of Our Executive Compensation Program

The Compensation Committee is responsible for establishing, modifying and approving the compensation program for our executive officers. The objective of our executive compensation program is to attract, retain and motivate experienced and talented executives who can help the Company to achieve its business objectives designed to maximize stockholder value. We believe that a significant portion of the compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis. In order to achieve this objective, in addition to annual base salaries, our executive compensation program uses a combination of annual cash bonus incentives and long-term incentives through equity-based compensation. We use equity-based awards as long-term incentives because ownership of equity in the Company aligns the interests of the executives with long-term creation of stockholder value and we view our company-wide performance and growth as the relevant long-term metric for our equity-based awards, while our annual cash awards are targeted to reward the attainment of narrower, short-term performance objectives. The program is intended to encourage high performance, promote accountability and ensure that the interests of the executives are aligned with the interests of our stockholders by linking a significant portion of executive compensation directly to achievement of corporate goals and increases in stockholder value. We seek to provide total compensation to our executive officers that is competitive with the total compensation paid by comparable REITs and other real estate companies in our peer group, as discussed in more detail below.

The following are our principal objectives in establishing compensation for our executive officers:

•	Attract and retain individuals with superior ability, managerial talent and leadership capability;

•	Ensure that executive officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;

•	Incentivize management to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•	Enhance the executive officers’ incentive to increase our stock price and maximize stockholder value, as well as promote retention of key executives, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in our Company through equity awards, including awards of long-term incentive units in our Operating Partnership which are redeemable for shares of our Common Stock.

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Elements of Compensation

The major elements of compensation for our named executive officers are (1) a base salary, intended to provide a stable annual income for each executive officer at a level consistent with such officer’s individual contributions to the Company, (2) annual cash performance bonuses, intended to link each executive officer’s compensation to the Company’s performance and to such officer’s business unit and individual performance, and (3) long-term compensation, which includes grants of long-term incentive units in our Operating Partnership, intended to encourage actions to maximize stockholder value. Each of these elements is discussed in more detail below.

The following charts illustrate the allocation of the major elements of compensation for our named executive officers for 2017:

The percentages reflect 2017 base salary, 2017 target annual cash bonuses and the aggregate grant date fair values of awards of long-term incentive units granted in 2017.

Our named executive officers are also entitled to vesting of certain equity awards upon a change in control of the Company and to severance payments and benefits as well as vesting of certain equity awards upon certain qualifying terminations of employment (including in connection with a change in control). We provide these benefits to our named executive officers in order to give them the personal security and stability necessary for them to focus on the performance of their duties and responsibilities to us and to encourage retention through a potential change in control. These items are described below under “Executive Compensation — Potential Payments upon Termination or Change in Control.”

We believe that each of these elements plays an important role in our overall executive compensation program and together serve to achieve our compensation objectives. The Compensation Committee allocates total compensation between the cash and equity components based on a review of the practices of our peer group and the performance of the executive officer and the Company, while considering the balance among providing stability, short-term incentives and long-term incentives to align the interests of management with our stockholders. For 2017, the percentage of salary and annual cash bonus paid relative to total compensation ranged from 30% to 53% for our named executive officers (excluding Mr. Appleby, who received compensation only for the portion of 2017 during which he was employed by us).

Determination of Compensation Awards

The Compensation Committee annually reviews and determines the total compensation to be paid to our named executive officers. Our management, after reviewing competitive market data and advice from a compensation consultant engaged by the Compensation Committee, makes recommendations regarding the compensation packages for our executive officers. Named executive officers do not make recommendations with respect to their own compensation. The Compensation Committee in its review of these recommendations and in establishing the total compensation for each of our named executive officers considers several factors, including each executive officer’s roles and responsibilities, each executive officer’s performance, any significant accomplishments of the executive officer, our Company’s financial and operational targets and performance, and competitive market data applicable to each executive officer’s position and functional responsibilities.

Competitive Market Data and Compensation Consultant

In November 2016 and February 2017, the Compensation Committee reviewed the salary, bonus and equity compensation paid to our named executive officers. In conducting this review, the Compensation Committee retained the services of FPL as the Compensation Committee’s independent compensation consultant.

FPL  reviewed the Company’s existing compensation program, provided current data with regard to industry trends, provided information regarding long-term compensation plans, identified and provided commentary on a peer group, provided cash and equity incentive award information for the peer group and assessed and reviewed the Company’s long-term incentive program.

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Peer Group Review

The Compensation Committee reviews on an annual basis total cash and long-term compensation levels against those of our peer group companies in order to ensure executive compensation is set at levels that will attract and motivate qualified executives while rewarding performance based on corporate objectives. The Compensation Committee determines annual base salaries after reviewing salary survey and other publicly available data of, and the Company’s historical performance relative to, its peer group. The Compensation Committee sets compensation levels for each executive officer on the basis of several factors, including the executive officer’s level of experience, tenure with the Company, competitive market data applicable to the executive officer’s position and functional responsibilities, promoting retention, the performance of the executive officer and our Company’s annual and long-term performance.

In developing a peer group for the Company, the Compensation Committee considers the following key elements:

•	Our core operations are focused on data centers and real estate, limiting the number of our direct competitors;

•	Our operations are global, with data centers located in twelve countries across four continents; and

•	We operate and are classified as a REIT and are one of the very few global data center REITs.

Our Compensation Committee utilized company size (using total market capitalization ranging between 0.5x and 2.0x that of the Company), scope and breadth of operations, as well as level of operational focus to determine which companies could reasonably be used to assess competitive pay. Although the REITs in our peer group were among the closest in comparison to us based on these factors, the combination of the size and global nature of our operations and our significant operational focus put us in a unique category. Generally, such companies individually demonstrated relevance in one or two of these categories, but not in all of these categories. The peer group used to review 2017 base salaries, bonus targets and long-term equity awards consisted of the following seventeen companies, which were selected as our peer group companies in August 2016 by our Compensation Committee, with advice from FPL:

Alexandria Real Estate Equities, Inc	Extra Space Storage Inc.	SL Green Realty Corp.
AvalonBay Communities, Inc.	Federal Realty Investment Trust	The Macerich Company
Boston Properties, Inc.	HCP, Inc.	UDR, Inc.
Brixmor Property Group Inc.	Host Hotels & Resorts, Inc.	Ventas, Inc.
Equinix, Inc.	Kimco Realty Corporation	Vornado Realty Trust
Equity Residential	Prologis, Inc.

In August 2017, the Compensation Committee and management, with advice from FPL, reviewed our peer group taking into consideration changes to the size of our business following the acquisition of DuPont Fabros Technology, Inc. As a result of the Company being amongst the largest publicly traded REITs, the following modifications, as recommended by FPL, were made to the above peer group:

Added: American Tower Corporation, Crown Castle International Corporation, GGP, Inc., Public Storage, SBA Communications Corporation and Welltower Inc.

Removed: Brixmor Property Group, Inc., Extra Space Storage Inc., Federal Realty Investment Trust, HCP, Inc., Host Hotels & Resorts, Inc., Kimco Realty Corporation, SL Green Realty Corp. and The Macerich Company

After taking into account the above changes, our current peer group consists of the following fourteen companies.

	Ticker Symbol	Size(1)	Asset Focus(2)	California Headquarters	Cite DLR as a Peer(3)	International Operations
Alexandria Real Estate Equities, Inc.	ARE
American Tower Corporation	AMT
AvalonBay Communities, Inc.	AVB
Boston Properties, Inc.	BXP
Crown Castle International Corporation	CCI
Equinix, Inc.	EQIX
Equity Residential	EQR
GGP, Inc.	GGP
Prologis, Inc.	PLD
Public Storage	PSA
SBA Communications Corporation	SBAC
Ventas, Inc.	VTR
Vornado Realty Trust	VNO
Welltower, Inc.	HCN
(1)	We reviewed companies between 0.5x to 2x of our total capitalization.
(2)	Similar asset focus (technology-oriented, telecommunications and towers).
(3)	As of August 2017.

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Additionally, the Compensation Committee identified the following companies consisting exclusively of REITs that operate data centers, irrespective of size or scope of operations, to be used as an additional reference group:

•	CoreSite Realty Corporation (COR)

•	CyrusOne Inc. (CONE)

•	Equinix, Inc. (EQIX)

•	QTS Realty Trust, Inc. (QTS)

Annual Performance Reviews

To aid the Compensation Committee in setting base salaries, cash incentive targets and long-term equity awards, management provides recommendations annually to the Compensation Committee regarding the compensation of all named executive officers. The Compensation Committee, with input from the Board, annually reviews the performance of our Chief Executive Officer, and our Chief Executive Officer reviews the performance of the remaining named executive officers. All of these reviews are presented to the Compensation Committee to provide input about their contributions to our success for the period being assessed.

Description of Individual Elements of Compensation

During the year ended December 31, 2017, total compensation for our named executive officers was composed of base salary, annual performance-based cash bonuses and equity compensation awards. The Compensation Committee approved the following total compensation for each of our named executive officers for 2017, which consists of base salary, annual cash incentive bonus and the grant date fair value of long-term incentive units:

Named Executive Officer	2017 Total Compensation	2016 Total Compensation
A. William Stein	$ 10,250,246	$ 8,148,670
Andrew P. Power	3,459,904	2,712,509
Scott E. Peterson	3,353,464	2,988,741
Daniel W. Papes	2,029,534	N/A
Joshua A. Mills	1,713,130	1,626,767
Jarrett B. Appleby	1,742,713	2,313,307

Mr. Papes was not a named executive officer in 2016.

Mr. Appleby’s 2017 total compensation is lower than his 2016 total compensation because he left the Company in September 2017 and did not receive a full year of compensation.

Annual Base Salary

We provide our named executive officers and other employees with base salaries to compensate them for services rendered each year. Base salaries comprise the stable part of the compensation program and are reviewed on an annual basis to remain competitive with our peers. This compensation element is necessary to provide stability of compensation for our executives and the financial certainty that they seek when they are considering whether to join or remain with our Company. The base salaries for each of the named executive officers for 2017 were determined based in part on the analysis by FPL of the compensation practices of companies in our peer group. The Compensation Committee also considered the Company’s historical performance relative to its peer group as well as the performance of each of our named executive officers and their contributions to our overall success. Based on its review, the Compensation Committee increased the base salary rates of each of our named executive officers. The 2017 salaries for all of our named executive officers are set forth under the heading “Executive Compensation — Summary Compensation Table.” The following table sets forth the 2017 annual base salary rates and the 2016 annual base salary rates for each named executive officer.

Named Executive Officer	2017 Salary	2016 Salary
A. William Stein	$ 1,000,000	$ 880,000
Andrew P. Power	600,000	500,000
Scott E. Peterson	575,000	550,171
Daniel W. Papes	400,000	N/A
Joshua A. Mills	450,000	425,028
Jarrett B. Appleby	460,000	450,000

Mr. Papes was not a named executive officer in 2016.

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Annual Incentive Compensation

Our annual incentive bonus program is structured to reward our named executive officers based on our performance and the individual executive officer’s contribution to that performance. Annual incentive bonuses are paid in cash in the following year if and to the extent performance objectives established by the Compensation Committee at the beginning of the applicable year are achieved. The Compensation Committee believes that the payment of the annual incentive bonus in cash provides the incentive necessary to retain executive officers and reward them for short-term Company performance.

Each named executive officer’s annual incentive bonus opportunity for 2017 was established by our Compensation Committee and is described in the “Executive Compensation — Grants of Plan-Based Awards” table. Each named executive officer’s bonus opportunity provides for threshold, target and maximum bonus amounts, expressed as a percentage of base salary. In setting these amounts, our Compensation Committee considers, among other factors, each executive officer’s roles and responsibilities within our Company, the total compensation package associated with that position and competitive market data applicable to that position.

For 2017, the threshold, target and maximum bonus amounts, expressed as a percentage of annual base salary, were as follows:

Named Executive Officer	Threshold	Target	Maximum
A. William Stein	75%	150%	225%
Andrew P. Power	50%	100%	150%
Scott E. Peterson	50%	100%	150%
Daniel W. Papes	50%	100%	150%
Joshua A. Mills	40%	75%	115%
Jarrett B. Appleby	50%	100%	150%

The threshold, target and maximum bonus payout percentages for, and the differences in such percentages among, the named executive officers, were also determined by reference to competitive market data and practices as well as consideration of each named executive officer’s performance, role and responsibilities at our Company.

For 2017, based on the recommendations of management and a review of the Company’s business plan, the Compensation Committee established financial, revenue, profitability and individual goals for each named executive officer. The financial goals consisted of core FFO targets, the revenue goals included rental revenue and interconnection and annualized signings targets, and the profitability goals were focused on Adjusted EBITDA margin targets. Individual goals were categorized around the following corporate goals for 2017: customer focus, growth/product, go-to-market, profitability and operational excellence, and organizational excellence.

We believe that Adjusted EBITDA (as defined below) is a useful supplemental performance measure because it allows investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and other certain costs. Adjusted EBITDA is EBITDA excluding severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, non-cash (gain) on lease termination, equity in earnings adjustment for non-core items, other non-core expense adjustments, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. EBITDA is earnings before interest, loss from early extinguishment of debt, income taxes, depreciation and amortization, and impairment of investments in real estate.

FFO is used by industry analysts and investors as a supplemental performance measure of a real estate investment trust, or REIT. FFO represents net income (loss) (computed in accordance with U.S. GAAP), excluding gains (or losses) from sales of property, excluding a gain from a pre-existing relationship and after adjustments for impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs), non-controlling interests in operating partnership, unconsolidated partnerships and joint ventures. In excluding real estate related depreciation and amortization, gains and losses from property dispositions and certain other gains and after adjustments for unconsolidated partnerships, joint ventures and certain other items, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. For purposes of determining 2017 cash bonuses, the Compensation Committee determined it was appropriate to use 2017 core FFO per diluted share and unit, which is FFO adjusted to exclude certain items that do not represent core revenue streams or expenses. The Compensation Committee determined that in 2017 core FFO was more indicative of the Company’s performance and gave a more accurate picture of the Company’s annual performance. Core FFO for the year ended December 31, 2017 excluded approximately $1.0 million of termination fees and other non-core revenues, $2.0 million in gain from early extinguishment of debt and $3.3 million of equity in earnings adjustment for non-core items and included approximately $76.0 million of transaction and integration expenses, $6.3 million in issuance costs associated with redeemed preferred stock, $4.7 million in severance, equity acceleration and legal expenses, $3.1 million in bridge facility fees and $3.1 million of other non-core expense adjustments.

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An overview of the structure of the annual incentive bonuses for the CEO and the other named executive officers is provided below:

For purposes of our 2017 annual cash bonus program, the minimum, target and maximum levels of 2017 core FFO established by the Compensation Committee were $5.90, $6.00 and $6.10 per diluted share and unit, respectively. The minimum, target and maximum amounts were set by the Compensation Committee based on a number of factors, including expectations surrounding, leasing assumptions, financing assumptions, earnings growth, general economic conditions, real estate and technology fundamentals and other specific circumstances facing the Company. For the purpose of determining bonuses, the Compensation Committee determined it was appropriate to use core FFO achieved by the Company and exclude certain profits, losses or expenses to give a more accurate picture of the Company’s annual performance. The core FFO achieved by the Company in 2017 was $6.14 per diluted share and unit, which exceeded the maximum core FFO level.

The revenue goals for 2017 were comprised of rental revenues and interconnection and annualized signings metrics. The Company achieved rental revenues and interconnection amounts above the maximum level and annualized signings between the target and maximum levels in 2017. The profitability objective was measured by specific increases to the Adjusted EBITDA margin. The minimum, target and maximum levels of Adjusted EBITDA margin were 56.8%, 57.8%, and 58.8%, respectively. The Adjusted EBITDA margin achieved by the Company in 2017 was 58.3%, which was between the target and maximum levels.

The weightings of the specific financial, leasing, profitability and individual goals for each named executive officer were established by the Compensation Committee based on the named executive officer’s areas of responsibility, as follows:

	Core FFO			Individual
Named Executive Officer	Per Share	Revenue*	Profitability	Goals
A. William Stein	55%	10%	10%	25%
Andrew P. Power	40%	10%	10%	40%
Scott E. Peterson	40%	10%	10%	40%
Daniel W. Papes	40%	10%	10%	40%
Joshua A. Mills	40%	10%	10%	40%
Jarrett B. Appleby	40%	10%	10%	40%
*	Includes goals for rental revenues and interconnection and annualized bookings.

Individual goals for our named executive officers included performance objectives related to: focusing on our customers and improving processes related to our customer relationships; strengthening our channel partnerships and alliances; strategic acquisitions and dispositions; launching new products and services; driving cost efficiencies across our portfolio; financial and operating metrics; and talent development and retention.

The Compensation Committee, based in part on the recommendations of management, determined each named executive officer’s bonus based on the achievement of the established goals. For 2017, the Compensation Committee determined that the Company had met or exceeded each of the 2017 core FFO and rental revenue and interconnection goals at the maximum levels established by the Compensation Committee and determined that with respect to each of the annualized signings and Adjusted EBITDA margin goals, management had achieved between the target and maximum levels in 2017. Consistent with our pay-for-performance philosophy, because the maximum levels of our 2017 core FFO goal and rental revenue and interconnection goal were exceeded and our 2017 annualized signings goal and Adjusted EBITDA margin goal were achieved between the target and maximum levels, and because the core FFO goal is weighted the heaviest, the 2017 performance-based annual incentive cash bonuses for our named executive officers represented 126% to 146% of their respective target bonuses.

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The following table sets forth the 2017 bonus paid, the 2017 bonus paid as a percentage of the base salary rate for each named executive officer, the 2017 bonus paid as a percentage of the target bonus amount for each named executive officer and the 2017 bonus paid as a percentage of the maximum bonus amount for each named executive officer (other than Mr. Appleby, who departed the Company in September 2017 and, accordingly, did not receive a 2017 bonus):

Named Executive Officer	2017 Bonus	Percentage of 2017 Base Salary Rate	Percentage of 2017 Target Bonus	Percentage of 2017 Maximum Bonus
A. William Stein	$ 2,145,433	215%	143%	95%
Andrew P. Power	876,923	146%	146%	97%
Scott E. Peterson	782,885	136%	136%	91%
Daniel W. Papes	504,615	126%	126%	84%
Joshua A. Mills	467,654	104%	139%	90%

Equity Incentive Compensation

We have historically granted to our executive officers long-term incentive units in our Operating Partnership under our 2014 Plan. We believe that a significant portion of the compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis. The Compensation Committee believes that, while our annual bonus program provides awards for positive short-term performance, equity participation creates a vital long-term partnership between executive officers and stockholders. The program is intended to encourage high performance, promote accountability and ensure that the interests of the executive officers are aligned with the interests of our stockholders by linking a significant portion of executive compensation directly to increases in stockholder value.

The Compensation Committee allocates incentive compensation between the annual cash compensation and equity compensation components based on a review of the practices of our peer group and competitive market data, while considering the balance between providing short-term incentives and long-term incentives to align the interests of management with our stockholders. The Compensation Committee did not utilize a formulaic approach in allocating the cash and equity-based portions of incentive compensation.

2017 Long-Term Incentive Units

The Compensation Committee believes that long-term incentive units are an effective incentive to retain our executive officers and increase their performance and closely align the interests of our executive officers with the long-term interests of our stockholders. Long-term incentive units may be issued to eligible participants for the performance of services to or for the benefit of our Operating Partnership. Long-term incentive units (other than Class D Units that have not performance vested), whether vested or not, receive the same quarterly per-unit distributions as common units in our Operating Partnership, which equal the per-share distributions on our Common Stock. Class D Units that have not performance vested generally receive quarterly per-unit distributions equal to ten percent of the distributions made with respect to an equivalent number of common units in our Operating Partnership.

For more information on how long-term incentive units reach full parity with the common units in our Operating Partnership, please see Note 14 to the Company’s and our Operating Partnership’s consolidated financial statements for the fiscal year ended December 31, 2017, included in the Company’s and our Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017.

The Compensation Committee approves awards of long-term incentive units on the basis of several factors, including the executive officer’s total compensation package, the executive officer’s roles and responsibilities within our Company, the executive officer’s performance, any significant accomplishments of the executive officer, our Company’s financial and operating performance and competitive market data applicable to each executive officer’s position and functional responsibilities.

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Our 2017 long-term incentive program aims to align the interests between our senior management, including our named executive officers, and our stockholders. Additional details of our long-term equity incentive program for 2017 are set forth below:

Feature	2017 Long-term equity incentive program
Award Composition:	A mixture of performance-based and time-based awards were granted to our named executive officers in 2017 as follows:

	CEO: 75% performance-based + 25% time-based All other named executive officers: 67% performance-based + 33% time-based
Performance Period:	Three years
Performance Criteria:	Total stockholder return over the performance period measured relative to the MSCI US REIT Index (RMS)
Vesting based on satisfaction of performance condition:	Less than threshold:	0%
	At threshold:	25%
	At target:	50%
	At maximum:	100%
Time vesting of equity awards that performance vest:	50% following the end of the three-year performance period and 50% in the following year

Vesting of our performance-based long-term incentive awards is illustrated below:

2017 Annual Equity Awards

Class D Units

In 2017, the Compensation Committee granted awards of performance-based Class D Units in our Operating Partnership to each of our named executive officers. Our named executive officers’ 2017 equity awards are set forth below in the “Executive Compensation — Grants of Plan-Based Awards” table.

The Class D Units awarded in 2017 are subject to performance-based vesting on a multi-year performance period, subject to the executive officer’s continued service. The performance condition of the Class D Units is based on our total stockholder return over a period of three years commencing in January 2017 or, if earlier, ending on the date on which a change in control of the Company occurs (the “Performance Period”), measured relative to the MSCI US REIT Index (RMS) over the performance period (the “Performance Condition”).

A portion of each award of Class D Units is designated as a number of “base units” with respect to which performance vesting is measured based on the difference between the Company’s total stockholder return (TSR) percentage and the TSR percentage of the MSCI US REIT Index (the “MSCI Index Relative Performance”). In the event that the MSCI Index Relative Performance during the Performance Period is achieved at the “threshold,” “target” or “high” level as set forth below, the award will become performance-vested with respect to the percentage of base units set forth below:

		Threshold	Target	High
MSCI Index Relative Performance	< -300 bps	-300 bps	+100 bps	+500 bps
Performance Vesting Percentage	0%	25%	50%	100%

In the event that the MSCI Index Relative Performance is achieved at less than the “threshold” level, none of the base units will vest.

If the MSCI Index Relative Performance falls between the levels specified above, the percentage of base units that will performance vest will be determined using straight-line linear interpolation between such levels.

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An additional number of Class D Units subject to the award (the “distribution equivalent units”) having a value equal to the dividends declared during the Performance Period in respect of the shares of our Common Stock corresponding to the base units that become performance vested (less any actual distributions made with respect to such units) will vest in full as of the completion of the Performance Period. For purposes of calculating the number of distribution equivalent units, the dividend amount will be adjusted (plus or minus) to reflect the gain or loss on such amount had the dividends been reinvested in shares of our Common Stock on the applicable payment date.

Following the completion of the Performance Period, the plan administrator will determine the number of base units that have become performance-vested and the number of distribution equivalent units that vested. The number of Class D Units that constitute distribution equivalent units plus the number of performance-vested base units are collectively referred to as the “Performance Vested Units.”

Following the completion of the Performance Period, the performance-vested base units are subject to the award’s time vesting condition and become fully vested as follows, subject to the executive’s continued service through each applicable vesting date: 50% on February 27, 2020 and 50% on February 27, 2021. Distribution equivalent units will vest in full as of the completion of the Performance Period and will not be subject to additional time vesting requirements.

In the event of a change in control of the Company, all outstanding Performance Vested Units (including any Class D Units that become Performance Vested Units in connection with the change in control) will vest in full as of the date of the change in control, subject to the executive officer’s continued service until immediately prior to the change in control.

Except as otherwise described below, any Class D Units that have not fully vested as of the date on which an executive officer’s service terminates for any reason will be cancelled and forfeited by the executive officer.

If an executive officer’s service terminates due to death or disability prior to the completion of the Performance Period, the Class D Units will remain outstanding and eligible to become Performance Vested Units in accordance with the performance vesting schedule described above, and any Class D Units that become Performance Vested Units will be fully vested as of the completion of the Performance Period. Any Class D Units that do not become fully vested will be cancelled and forfeited upon the completion of the Performance Period.

If an executive officer’s service is terminated by the Company or an affiliate thereof other than for cause, by the executive officer for good reason, or due to the executive officer’s retirement (each such term as defined in the applicable award agreement), in any case, prior to the completion of the Performance Period, the Class D Units will remain outstanding and eligible to become Performance Vested Units in accordance with the performance vesting schedule described above, and the number of such units that vest in full upon the completion of the Performance Period will be determined on a pro rata basis, based on the number of days that the executive officer was employed during the Performance Period. Any Class D Units that do not become fully vested will be cancelled and forfeited upon the completion of the Performance Period.

If an executive officer’s service is terminated due to the executive officer’s death or disability, by the Company or an affiliate thereof other than for cause, by the executive officer for good reason or due to the executive officer’s retirement, in any case, following the completion of the Performance Period, any Performance Vested Units that remain subject to time-based vesting will vest in full upon such termination.

Time-Based Long-Term Incentive Units

In 2017, the Compensation Committee granted awards of time-based long-term incentive units in our Operating Partnership to each of our named executive officers. Our named executive officers’ 2017 equity awards are set forth below in the “Executive Compensation — Grants of Plan-Based Awards” table.

The time-based long-term incentive units vest 25% per year over a four-year period, subject to the applicable named executive officer’s continued service through the applicable vesting date. Except as otherwise described below, any long-term incentive units that have not vested as of the date on which a named executive officer’s service terminates for any reason will be cancelled and forfeited by the named executive officer.

If a named executive officer’s service is terminated by the Company or an affiliate thereof other than for cause or by the named executive officer for good reason (each such term as defined in the applicable award agreement), in either case, prior to a change in control of the Company or more than 12 months following a change in control, then subject to the named executive officer’s execution of a general release of claims, his award will vest with respect to that number of time-based long-term incentive units that would have become vested during the 12–month period immediately following such termination (had the named executive officer remained continuously employed through such period). If such termination occurs upon or within the 12–month period following a change in control of the Company, then subject to the named executive officer’s execution of a general release of claims, all outstanding time-based long-term incentive units will vest in full.

If a named executive officer’s service terminates due to death or disability, the time-based long-term incentive units will vest in full upon such termination.

2018 One-Time Awards

In March 2018, in recognition of the successful closing of the DFT merger in 2017, the Compensation Committee approved awards of time-based long-term incentive units to Messrs. Stein, Power, Peterson and Mills. The DFT merger, which closed on September 14, 2017, was an all-stock merger for equity consideration of approximately $6.2 billion. We believe this strategic transaction expanded our reach with a complementary portfolio in top U.S. metropolitan areas while enhancing our ability to meet the growing demand for hyper-scale and public cloud solutions and solidifying our

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blue-chip customer base. The time-based long-term incentive units vest 25% per year over a four-year period, subject to the applicable named executive officer’s continued services through the applicable vesting date. The time-based long-term incentive units granted to each named executive officer is set forth below.

Named Executive Officer	Units (#)
A. William Stein	7,635
Andrew P. Power	3,054
Scott E. Peterson	2,927
Joshua A. Mills	1,718

Also in March 2018, in recognition of Mr. Power overseeing operations on an interim basis while the Company searched for a new head of operations after Mr. Appleby’s departure in September 2017, the Compensation Committee approved an additional award of 3,054 time-based long-term incentive units to Mr. Power. The time-based long-term incentive units vest 25% per year over a four-year period, subject to Mr. Power’s continued services through the applicable vesting date.

Severance and Change in Control Benefits — Employment Agreements

We have entered into employment agreements with our named executive officers to help provide stability and security and encourage them to remain with us. These employment agreements include severance and change in control benefits, among other things. The terms of these severance and change in control arrangements are described below in more detail under the caption “Executive Compensation — Potential Payments upon Termination or Change in Control.” We provide these benefits to our named executive officers in order to give them the personal security and stability necessary for them to focus on the performance of their duties and responsibilities to us and to encourage retention through a potential change in control.

Perquisites

We generally provide our named executive officers with perquisites and other personal benefits that apply uniformly to all of our employees. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. In 2017, we provided the named executive officers with basic life insurance, medical, dental, vision and disability insurance benefits, for which our named executive officers were charged the same rates as all other employees, 401(k) matching funds, health savings account employer contributions and parking, as applicable. Other than these standard benefits, we do not provide any other perquisites.

Tax and Accounting Considerations

Internal Revenue Code Section 162(m)

When reviewing compensation matters, the Compensation Committee considers the anticipated tax consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. For tax years beginning on or prior to December 31, 2017, the deduction limit has an exception for compensation that is performance-based under a plan that is approved by the stockholders and that meets certain other technical requirements. However, the Tax Cuts and Jobs Act, which was enacted in December 2017, amended certain provisions of Section 162(m) of the Code, including eliminating the exemption for such performance-based compensation, effective for tax year beginning after December 31, 2017, with an exception for compensation provided pursuant to a written binding contract in effect on November 2, 2017, and which has not been modified in any material respect on or after that date. We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided that we distribute to our stockholders at least 100% of our taxable income each year. As a result, we do not expect that the recently-implemented Tax Cuts and Jobs Act or the payment of compensation which is not deductible due to Section 162(m) of the Code will have a material adverse federal income tax consequence to us, provided we continue to distribute at least 100% of our taxable income each year. The Compensation Committee has not historically limited executive compensation to the amount deductible under Section 162(m) of the Code and may in the future approve compensation that would not have qualified as performance-based compensation under Section 162(m) as in effect prior to the Tax Cuts and Jobs Act.

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ASC Topic 718

Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock-based compensation are accounted for under ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align the cost of our equity awards with our overall executive compensation philosophy and objectives.

Compensation Committee Report*

The Compensation Committee of the Board of Directors (the “Board”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth in the Company’s Proxy Statement with management. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Dennis E. Singleton, Chair
Kevin J. Kennedy
Mark R. Patterson
John T. Roberts, Jr.

*	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2017, Messrs. Kennedy, Patterson, Roberts, Singleton, and Zerbst and Ms. Earley served as members of our Compensation Committee. None of the members of our Compensation Committee is currently, or has been, an officer or employee of our Company. No interlocking relationships exist or in the last completed fiscal year have existed.

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Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the named executive officers for the years ended December 31, 2017, 2016 and 2015 (except for Mr. Papes, who joined the Company in 2016 and was not a named executive officer in 2016, and Mr. Mills, who was not a named executive officer in 2015).

(a)	(b)	(c)		(d)	(e)		(f)		(g)		(h)
Name and Principal Position	Year	Salary ($)	(1)	Bonus ($)	Stock Awards ($)	(2)	Non-Equity Incentive Plan Compensation ($)	(3)	All Other Compensation ($)	(4)	Total ($)
A. William Stein	2017	$ 980,000		$ —	$ 7,124,814		$ 2,145,433		$ 116,241		$ 10,366,488
Chief Executive Officer	2016	866,667		—	5,500,004		1,782,000		103,312		8,251,982
	2015	750,000		—	2,999,989		1,500,000		179,941		5,429,930
Andrew P. Power	2017	583,103		—	1,999,879		876,923		94,482		3,554,387
Chief Financial Officer	2016	487,500		—	1,550,009		675,000		196,506		2,909,015
	2015	283,333		—	2,250,011		620,500		100,682		3,254,526
Scott E. Peterson	2017	570,631		—	1,999,949		782,885		64,039		3,417,504
Chief Investment Officer	2016	546,004		—	1,700,006		742,731		71,273		3,060,014
	2015	514,671		—	1,500,007		720,000		106,459		2,841,137
Daniel W. Papes SVP, Global Sales & Marketing	2017	400,000		—	1,124,918		504,615		38,300		2,067,833
Joshua A. Mills	2017	445,607		—	799,869		467,654		46,114		1,759,244
SVP, General Counsel & Secretary	2016	420,862		—	800,004		405,902		54,208		1,680,975
Jarrett B. Appleby	2017	392,747	(5)	—	1,349,966		—		1,303,528	(6)	3,046,241
Chief Operating Officer	2016	445,833		—	1,349,974		517,500		335,290		2,648,597
	2015	297,822		—	1,999,965		450,000		59,179		2,806,966
(1)	Represents salaries paid during each applicable year. Mr. Appleby’s 2017 salary reflects amounts paid from January 1, 2017 through the date of his departure from the Company in September 2017.
(2)	The amounts in this column represent the full grant date fair value of long-term incentive units granted during the applicable fiscal year in accordance with ASC Topic 718. For additional information on the valuation assumptions for 2017, refer to Note 14 to the Company’s and our Operating Partnership’s consolidated financial statements for the fiscal year ended December 31, 2017, included in the Company’s and our Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017.
The amounts shown in column (e) for 2017 include the grant date fair value of performance-based Class D Units granted in January and February 2017 based on the probable outcome of the performance condition to which such long-term incentive units are subject, which is target level performance, based on a Monte Carlo model and calculated in accordance with ASC Topic 718. These long-term incentive units are subject to achievement of the performance condition as described in the heading above entitled “Compensation Discussion and Analysis — Description of Individual Elements of Compensation — 2017 Annual Equity Awards.” The table below provides the estimated values of the 2017 performance-based long-term incentive units granted at the threshold, target and maximum levels based on the FASB ASC Topic 718 value:

Name	Value at Threshold (50%)	(a)	Value at Target (100%) (Reported in Column (e) Above)	(a)	Value at Maximum (200%)	(a)
A. William Stein	$2,671,785		$5,343,570		$10,687,140
Andrew P. Power	669,946		1,339,891		$2,679,782
Scott E. Peterson	669,980		1,339,961		$2,679,921
Daniel W. Papes	499,981		999,962		$1,999,924
Joshua A. Mills	267,958		535,917		$1,071,834
Jarrett B. Appleby	452,233		1,349,966		$1,808,932

(a)	Reflects value for base units.

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(3)	The amounts in this column represent performance-based cash incentive awards that were earned during the specified year and paid in the following year. See “Compensation Discussion and Analysis — Description of Individual Elements of Compensation — Annual Incentive Compensation” for a discussion of each named executive officer’s actual bonus relative to his target bonus for 2017. Mr. Appleby departed the Company in September 2017 and, accordingly, he did not receive an annual cash incentive award with respect to 2017.
(4)	The following table sets forth the amount of each other item of compensation paid to, or on behalf of, our named executive officers (except Mr. Appleby) in 2017 included in the “All Other Compensation” column. For information on Mr. Appleby, please see footnote (7) below.

Named Executive Officer	Insurance Premiums	(a)	Distributions from Unvested Long-Term Incentive Units	(b)	Other	(c)	Total
A. William Stein	$18,608		$78,708		$18,925		$116,241
Andrew P. Power	12,018		62,309		20,155		94,482
Scott E. Peterson	18,252		29,674		16,112		64,038
Daniel W. Papes	16,988		8,897		12,415		38,300
Joshua A. Mills	17,439		12,562		16,112		46,114

(a)	Includes medical, dental, vision and disability insurance premiums and basic life insurance premiums.
(b)	Exclude distributions paid on vested long-term incentive units.
(c)	Includes 401(k) matching funds, health savings account employer contributions and parking, as applicable.
(5)	Includes a $58,491 payout for accrued, unused paid time off and floating holidays in connection with Mr. Appleby’s departure from the Company.
(6)	Includes $13,326 for medical, dental, vision, basic life and disability insurance premiums, $26,627 from distributions on unvested long-term incentive units, and other amounts related to 401(k) matching funds and health savings account employer contributions. Also includes the severance payments and benefits paid or payable to Mr. Appleby in connection with his departure in September 2017, consisting of (i) a lump-sum cash severance payment equal to $1,243,890 and (ii) continued health insurance coverage of $4,472.

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Grants of Plan-Based Awards

The following table provides information concerning payouts under plan-based awards granted or awarded during 2017 to each of our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of		Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stocks or Units (#)	(3)	and Option Awards ($)	(4)
A. William Stein		$ 750,000	$ 1,500,000	(5)	$ 2,250,000
Chief Executive Officer	1/1/2017					19,072	38,144	76,288			$ 4,124,875
	2/28/2017					4,588	9,177	18,354			1,218,695
	2/28/2017								16,493		1,781,244
Andrew P. Power		300,000	600,000	(5)	900,000
Chief Financial Officer	1/1/2017					4,801	9,603	19,205			1,038,435
	2/28/2017					1,135	2,270	4,540			301,456
	2/28/2017								6,111		659,988
Scott E. Peterson		287,000	575,000	(5)	862,500
Chief Investment Officer	1/1/2017					5,266	10,532	21,064			1,138,922
	2/28/2017					757	1,514	3,028			201,039
	2/28/2017								6,111		659,988
Daniel W. Papes		200,000	400,000	(5)	600,000
SVP, Global Sales & Marketing	1/1/2017					4,623	9,247	18,494			999,962
	2/28/2017								1,157		124,956
Joshua A. Mills		180,000	337,500	(5)	517,500
SVP, General Counsel	1/1/2017					2,478	4,956	9,912			535,917
	2/28/2017								2,444		263,952
Jarrett B. Appleby		230,000	460,000	(5)	690,000
Former Chief Operating Officer	1/1/2017					4,182	8,364	16,728			904,466
	2/28/2017								4,125		445,500

(1)	Represents annual cash incentive awards payable in 2018 based on 2017 base salaries and 2017 performance. See the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column for actual 2017 bonuses paid. Mr. Appleby departed the Company in September 2017 and, accordingly, he did not receive payment of an annual cash incentive award with respect to 2017.
(2)	Represents performance-based Class D Units in our Operating Partnership awarded in 2017 to our named executive officers. With respect to performance-based Class D Units, indicated threshold, target and maximum amounts correspond to the number of base Class D Units that would be earned in the event that specified minimum, target and maximum levels, respectively, were achieved. These amounts exclude distribution equivalent units which are eligible to vest upon the conclusion of the applicable performance period. For more information on 2017 long-term incentive unit awards, see “Compensation Discussion and Analysis — Description of Individual Elements of Compensation — 2017 Long-Term Incentive Units.”
(3)	Represents time-based long-term incentive units in our Operating Partnership awarded in 2017. For more information on the 2017 long-term incentive unit awards, see “Compensation Discussion and Analysis — Description of Individual Elements of Compensation — 2017 Long-Term Incentive Units.”
(4)	Represents the full grant date fair value of performance-based Class D Units and time-based long-term incentive units for each of our named executive officers in each case, granted during 2017 in accordance with ASC Topic 718. For additional information on the valuation assumptions, refer to Note 14 to the Company’s and our Operating Partnership’s consolidated financial statements for the fiscal year ended December 31, 2017, included in the Company’s and our Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017.
The amounts shown include the grant date fair value of performance-based Class D Units granted in 2017, based on the probable outcome of the performance condition to which such Class D Units are subject, which is target level performance, calculated in accordance with ASC Topic 718. These Class D Units are subject to achievement of the performance condition as described in “Compensation Discussion and Analysis — Description of Individual Elements of Compensation — 2017 Long-Term Incentive Units.” The grant date fair values of the performance-based Class D Units granted in 2017 are as follows:

A. William Stein	$ 5,343,570
Andrew P. Power	1,339,891
Scott E. Peterson	1,339,961
Daniel W. Papes	999,962
Joshua A. Mills	535,917
Jarrett B. Appleby	904,466

(5)	Represents target cash incentive awards based on amounts established for 2017. Actual cash incentive awards are based on 2017 base salary rates.

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Narrative Disclosure to Compensation Tables

Employment Agreements

Summary

We have entered into employment agreements (collectively, the “Employment Agreements”) with all of our named executive officers.

The Employment Agreements have current terms ending November 23, 2018 (for Mr. Stein), April 16, 2018 (for Mr. Power), November 10, 2018 (for Mr. Peterson), October 24, 2019 (for Mr. Papes) and November 10, 2018 (for Mr. Mills). The term of each such Employment Agreement (other than Mr. Stein’s Employment Agreement) will automatically be extended for one additional year upon the expiration of the initial term unless either party provides notice of such party’s intention not to renew the employment agreement not less than 60 days prior to the expiration of the initial term. Mr. Appleby’s Employment Agreement terminated in September 2017, in connection with his departure from the Company.

Pursuant to the terms of each Employment Agreement, the annual base salary of each of the named executive officers is subject to increase, but not decrease, in the discretion of the Compensation Committee. As of December 31, 2017, the named executive officers’ annual salaries were as follows:

Named Executive Offcer	2017 Salary
A. William Stein	$ 1,000,000
Andrew P. Power	600,000
Scott E. Peterson	575,000
Daniel W. Papes	400,000
Joshua A. Mills	450,000

Mr. Appleby left the Company in September 2017 and his salary at the time of his departure was $460,000.

Each of the named executive officers is also eligible to earn an annual cash performance bonus under the Company’s incentive bonus plan based on the satisfaction of performance criteria established in accordance with the terms of such plan. Mr. Stein’s Employment Agreement provides that his target and maximum annual bonuses will be at least 100% and 150%, respectively, of his base salary. Mr. Stein’s 2017 target and maximum annual bonus levels were 150% and 225%, respectively, of his base salary. The Employment Agreements of Messrs. Power, Peterson, Papes and Appleby each provide that the target and maximum annual bonuses of each such named executive officer will be 100% and 150%, respectively, of his base salary, which were the target and maximum bonus levels for each such named executive officer in 2017. The Employment Agreement of Mr. Mills provides that his target and maximum annual bonuses will be 75% and 115%, respectively, of his base salary, which was his target and maximum bonus levels in 2017. Each named executive officer is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs, and medical and other group welfare plan coverage and fringe benefits provided to similarly-situated executive officers.

Each Employment Agreement also provides for certain severance payments and benefits on a qualifying termination of employment, as described below under “Executive Compensation — Potential Payments upon Termination or Change in Control.”

The Employment Agreements contain confidentiality covenants by the named executive officers which apply indefinitely and non-solicitation covenants by the named executive officers which will apply during the term of their employment and for two years following departure (for Mr. Stein) or one year following departure (for each of the other named executive officers). In addition, the Employment Agreements provide that during employment with us (and, for Mr. Papes, for a period of one year following departure), each of the named executive officers generally may not compete with us through the acquisition or ownership of technology-related real estate properties in the United States, Asia or Europe.

Definitions

As used in the Employment Agreements of each of our named executive officers, “cause” shall generally mean the occurrence of any one or more of the following events: (i) willful and continued failure to substantially perform the executive’s duties with our Company (other than any such failure resulting from the executive officer’s incapacity due to physical or mental illness); (ii) willful commission of an act of fraud or dishonesty resulting in economic or financial injury to our Company or its subsidiaries or affiliates; (iii) conviction of, or entry of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude; (iv) willful breach by the executive officer of any fiduciary duty owed to our Company which results in economic or other injury to our Company or its subsidiaries or affiliates; (v) willful and gross misconduct in the performance of the executive officer’s duties that results in economic or other injury to

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our Company or its subsidiaries or affiliates; (vi) willful and material breach of the restrictive covenants set forth in the Employment Agreement; or (vii) material breach by the executive officer of any of his other obligations under the Employment Agreement. In the event of a termination of employment by our Company (other than by reason of death or disability or pursuant to clause (iii) of this paragraph) on or within one year after a change in control or within the six-month period immediately preceding a “change in control” in connection with such change in control, it shall be presumed that such termination was effected by our Company other than for cause unless the contrary is established by our Company.

As used in the Employment Agreements of our named executive officers, “disability” shall mean a disability that qualifies or, had the executive been a participant, would qualify him to receive long-term disability payments under our Company’s group long-term disability insurance plan or program, as it may be amended from time to time.

As used in the Employment Agreements of our named executive officers, “good reason” shall generally mean the occurrence of any one or more of the following events without the executive officer’s prior written consent, along with our Company’s failure to cure within 30 days after the receipt of notice thereof: (i) assignment of any duties materially inconsistent with the executive officer’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by the Employment Agreement, or any other action by our Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by our Company; (ii) any material reduction of annual base salary or bonus opportunity, each as in effect on the date of the Employment Agreement or as the same may be increased from time to time; (iii) the relocation of our offices at which the executive officer is principally employed to a location more than 45 miles from such location, or our Company’s requiring the executive officer to be based at a location more than 45 miles from such principal place of employment, except for required travel on company business; or (iv) failure to obtain a satisfactory agreement from any successor to assume and agree to perform our Company’s obligations under the Employment Agreement. In addition to the above, as used in the Employment Agreements of Messrs. Power, Peterson, Mills, Papes and Appleby, “good reason” includes requiring the executive officer to report to an officer other than the Chief Executive Officer; or our failure to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform the Employment Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Notwithstanding the foregoing, the executive officer will not be deemed to have resigned for good reason unless the executive officer provides us with notice of the circumstances constituting good reason within 60 days after the initial occurrence or existence of such circumstances, we fail to correct the circumstance so identified within 30 days after the receipt of such notice (if capable of correction), and the termination date occurs no later than 180 days after the initial occurrence of the event constituting good reason.

As used in the Employment Agreements of our named executive officers, “change in control” means the occurrence of any of the following events:

•	a transaction or series of transactions whereby a person or group directly or indirectly acquires beneficial ownership of securities possessing more than 35% of the combined voting power of our then outstanding voting securities, subject to certain exceptions;
•	individuals who, as of the date of the 2014 annual meeting of our stockholders, constituted the Board together with any new directors whose election by the Board or nomination for election by our stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors as of the date of the 2014 annual meeting of our stockholders or whose election or nomination for election was previously approved, cease for any reason to constitute a majority of the Board;
•	our consummation (whether directly or indirectly through one or more intermediaries) of a merger, consolidation, reorganization or business combination or a sale or other disposition of all or substantially all of our assets or the acquisition of assets or stock of another entity, in each case, other than a transaction:
–	which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the company or the person that, as a result of the transaction, controls, directly or indirectly, us or owns, directly or indirectly, all or substantially all of our assets or otherwise succeeds to our business) directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and
–	after which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the successor entity; or
•	approval by our stockholders of our liquidation or dissolution.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning the outstanding equity awards held by our named executive officers as of December 31, 2017.

	Stock Awards
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(2)(3)
A. William Stein	2/11/2014	(4)	34,707		$3,953,127		—		$—
Chief Executive Officer	3/17/2014	(4)	13,957		1,589,702		—		—
	2/24/2015	(5)	88,102		10,034,818		—		—
	1/1/2016	(6)	—		—		122,921		14,000,702
	2/16/2016	(7)	4,665		531,344		—		—
	1/1/2017	(10)	—		—		76,285		8,688,862
	2/28/2017	(10)	—		—		18,354		2,090,521
	2/28/2017	(11)	16,493		1,878,553		—		—
Andrew P. Power	5/1/2015	8)	7,798		888,192		—		—
Chief Financial Officer	5/1/2015	(5)	37,257		4,243,572		—		—
	1/1/2016	(6)	—		—		33,188		3,780,113
	2/16/2016	(7)	1,866		212,537		—		—
	1/1/2017	(10)	—		—		19,205		2,187,450
	2/28/2017	(10)	—		—		4,540		517,106
	2/28/2017	(11)	6,111		696,043		—		—
Scott E. Peterson	2/11/2014	(4)	21,692		2,470,719		—		—
Chief Investment Officer	4/28/2014	(4)	7,243		824,978		—		—
	2/24/2015	(5)	44,052		5,017,523		—		—
	1/1/2016	(6)	—		—		36,876		4,200,176
	2/16/2016	(7)	1,866		212,537		—		—
	1/1/2017	(10)	—		—		21,064		2,399,190
	2/28/2017	(10)	—		—		3,028		344,889
	2/28/2017	(11)	6,111		696,043		—		—
Daniel W. Papes	11/8/2016	(9)	988		112,533		—		—
SVP, Global Sales & Marketing	1/1/2017	(10)	—		—		18,494		2,106,467
	2/28/2017	(11)	1,157		131,782		—		—
Joshua A. Mills	2/11/2014	(4)	13,015		1,482,409		—		—
SVP, General Counsel & Secretary	2/24/2015	(5)	20,557		2,341,442		—		—
	1/1/2016	(6)	—		—		17,209		1,960,105
	2/16/2016	(7)	933		106,269		—		—
	1/1/2017	(10)	—		—		9,912		1,128,977
	2/28/2017	(11)	2,444		278,372		—		—
Jarrett B. Appleby	4/20/2015	(5)	35,505		4,044,020		—		—
Former Chief Operating Officer	1/1/2016	(6)	—		—		33,188		3,780,113
	1/1/2017	(10)	—		—		16,728		1,905,319
(1)	Represents long-term incentive units in our Operating Partnership subject to time-vesting, which vest in installments over periods of approximately three to four years, following the grant date.
(2)	Based on the closing market price of our Common Stock on December 29, 2017 of $113.90 per share.
(3)	Represents performance-based long-term incentive units that vest based on the Company’s performance relative to the MSCI US REIT Index (RMS) during the applicable three-year performance period. Amounts shown assume the Company’s achievement of the maximum level of performance for each applicable award.
(4)	Performance-based long-term incentive units that vest based on the Company’s performance relative to the MSCI US REIT Index during the performance period from January 2, 2014 to December 31, 2016. Performance-based long-term incentive units that satisfied the performance condition vested on February 27, 2017 (50%) and February 27, 2018 (50%).

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(5)	Performance-based long-term incentive units that vest based on the Company’s performance relative to the MSCI US REIT Index during the performance period from January 1, 2015 to December 31, 2017. Performance-based long-term incentive units that satisfied the performance condition vested on February 27, 2018 (50%) and will vest on February 27, 2019 (50%).
(6)	Performance-based long-term incentive units that vest based on the Company’s performance relative to the MSCI US REIT Index during the performance period from January 1, 2016 to December 31, 2018. Performance-based long-term incentive units that satisfy the performance condition will vest on February 27, 2019 (50%) and February 27, 2020 (50%).
(7)	Time-based long-term incentive units vested on February 16, 2017 (25%) and February 16, 2018 (25%) and will vest in equal amounts (25%) on each of February 16, 2019 and 2020.
(8)	Time-based long-term incentive units vested on May 1, 2016 (25%) and May 1, 2017 and will vest in equal amounts (25%) on each of May 1, 2018 and 2019.
(9)	Time-based long-term incentive units vested on November 8, 2017 (25%) and will vest in equal amounts (25%) on each of November 8, 2018, 2019 and 2020.
(10)	Performance-based long-term incentive units that vest based on the Company’s performance relative to the MSCI US REIT Index during the performance period from January 1, 2017 to December 31, 2019. Performance-based long-term incentive units that satisfy the performance condition will vest on February 27, 2020 (50%) and February 27, 2021 (50%).
(11)	Time-based long-term incentive units vested on February 16, 2018 (25%) and will vest in equal amounts (25%) on each of February 16, 2019, 2020 and 2021.

Option Exercises and Stock Vested

The following table discloses the number of shares of our Common Stock subject to equity awards, including long-term incentive units, which vested during 2017, and the value realized by our named executive officers on vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	(1)
A. William Stein, Chief Executive Officer	85,689	$ 9,176,003
Andrew P. Power, Chief Financial Officer	8,664	984,321
Scott E. Peterson, Chief Investment Officer	50,415	5,392,726
Daniel W. Papes, SVP, Global Sales & Marketing	329	40,632
Joshua A. Mills, SVP, General Counsel	23,813	2,548,559
Jarrett B. Appleby, Former Chief Operating Officer	12,332	1,425,113

(1)	Value realized on vesting of long-term incentive units is calculated based on the per share closing market price of our Common Stock on the vesting dates of such units and assumes those units were exchanged for Common Stock and sold on that date.

Nonqualified Deferred Compensation

The following table provides certain information relating to the participation of our named executive officers in our Deferred Compensation Plan during 2017. Mr. Stein was the only named executive officer that participated in our Deferred Compensation Plan during 2017.

Name	Executive contributions in last FY ($)	(1)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)	(2)
A. William Stein	$ 1,072,716		$ —	$ 407,643	$ —	$ 4,185,444
Chief Executive Officer

(1)	Mr. Stein’s 2017 contribution to the Deferred Compensation Plan consists of a portion of his 2017 bonus and was made in 2018 (when 2017 bonuses were determined and paid). The amounts are included as compensation in the “Summary Compensation Table” for 2017.
(2)	Includes $2,618,181 previously reported as compensation for Mr. Stein in the “Summary Compensation Table” for prior years and $1,072,716 reported as compensation for Mr. Stein in the “Summary Compensation Table” for the 2017 fiscal year.

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Deferred Compensation Plan

We maintain the Digital Realty Trust, Inc. Deferred Compensation Plan (as amended, the “Deferred Compensation Plan”), under which eligible employees, including our named executive officers, are permitted to defer receipt of up to 100% of their base salary, bonus and/or commissions earned on or after January 1, 2014.

The amounts deferred under the Deferred Compensation Plan are deemed to be invested in investment alternatives chosen by the participant from a range of choices established by our Compensation Committee. The balances of participant accounts are adjusted to reflect the gains or losses that would have been obtained if the participant contributions had actually been invested in the applicable investment alternatives.

Participants may elect to defer the distribution of their account balances until the occurrence of a specified future date or event, including: (i) a future year specified by the participant, (ii) the participant’s termination of employment, (iii) the participant’s death or disability, or (iv) a change in control of the Company. Participants may also elect whether to receive distributions of their account balances in a single lump-sum amount or in annual installments to be paid over a period of two to ten years. In addition, if a participant elects to receive a distribution of his or her account balance upon a termination of employment, the participant may elect whether his or her distributions will be made or commence, as applicable, in the second through tenth calendar years following such termination of employment (a “Post-Separation Election”).

Payment of a participant’s account will be made or commence, as applicable, as follows: (i) in the case of a specified year, on the Company’s first regular payroll date to occur during the month of July (the “Payment Date”) of the year specified by the participant, (ii) in the case of a termination of employment, on the Payment Date occurring during the year immediately following such termination of employment or, if the participant has made a Post-Separation Election, on the Payment Date occurring during the second through tenth year (as applicable) following such termination of employment, (iii) in the case of death or disability, on the Payment Date occurring during the year immediately following such death or disability, as applicable, or (iv) in the case of a change in control of the Company, as soon as possible following the change in control. If a participant selects more than one distribution event, payments will be made or commence, as applicable, on the earliest selected distribution event to occur.

The Deferred Compensation Plan is administered by our Compensation Committee, which has the authority to appoint or delegate the administration of the plan to another individual or sub-committee. The Deferred Compensation Plan is an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. A “rabbi trust” has been established to satisfy our obligations under the Deferred Compensation Plan.

Potential Payments upon Termination or Change in Control

Our named executive officers are entitled to full vesting of all equity awards (other than certain performance-based vesting equity awards that have not met their performance-based vesting requirement) held by them upon a qualifying termination of employment within one year following a change in control. Our named executive officers are also entitled to severance payments upon qualifying terminations of employment pursuant to the terms of their Employment Agreements.

Mr. Stein’s Employment Agreement provides that if he is terminated by us without “cause” or he resigns for “good reason” (each as defined in the Employment Agreement), then, subject to his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants, he will become eligible for a lump-sum severance payment within 30 days after the date of such termination in an amount equal to the sum of (i) two times (or, if such termination occurs within twelve months after a change in control of the Company (as defined in the 2014 Plan), three times) the sum of (a) his then-current annual base salary plus (b) the average annual bonus earned by Mr. Stein during the three fiscal years preceding the year of termination (the “average bonus”), (ii) a prorated portion of his target annual bonus for the partial fiscal year in which the termination date occurs (the “stub year bonus”), and (iii) if the termination occurs after a fiscal year-end but before annual bonuses are paid or determined for such preceding fiscal year, an amount equal to such unpaid bonus (if any), if determined, or the target bonus if bonuses have not yet been determined (in either case, the “prior year bonus”), if any.

Mr. Peterson’s Employment Agreement provides that if his employment is terminated by us without “cause” or by Mr. Peterson for “good reason” (each as defined in his Employment Agreement), then, subject to his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants, he will be entitled to receive the following payments:

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•	payable within 60 days after the date of such termination, a lump-sum payment in an amount equal to fifty-percent (50%) of the sum of (a) his then-current annual base salary plus (b) his target annual bonus for the fiscal year in which the termination date occurs (collectively, the “Initial Severance Payment”); and

•	payable on the earlier to occur of (x) the six-month anniversary of the termination date or (y) a change in control that constitutes a “change in control event” within the meaning of Section 409A of the Code, a lump sum payment in an amount equal to the greater of:

–	(i) the sum of (w) his then-current annual base salary, plus (x) his target annual bonus for the fiscal year in which the termination date occurs, plus (y) the stub year bonus, plus (z) the prior year bonus, if any, minus (ii) the Initial Severance Payment; or

–	(i) the sum of (x) his then-current annual base salary and (y) the greater of (a) his target annual bonus for the fiscal year in which the termination date occurs or (b) the annual bonus paid or payable to him by the Company for the fiscal year immediately preceding the fiscal year in which the termination date occurs, minus (ii) the Initial Severance Payment.

However, if such termination of Mr. Peterson’s employment occurs within twelve months after a change in control of the Company, then in lieu of the cash payments described above, he will be entitled to receive a lump sum payment within 60 days after the termination date in an amount equal to the sum of (i) two times the sum of (A) his then-current annual base salary, plus (B) his target annual bonus for the fiscal year in which the termination date occurs, (ii) the stub year bonus, plus (iii) the prior year bonus, if any.

The Employment Agreements of the other named executive officers each provide that if the applicable named executive officer’s employment is terminated by us without “cause” or the named executive officer for “good reason” (each as defined in the respective Employment Agreement), then, subject to his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants, he will be entitled to receive a lump-sum severance payment within 30 days after the date of such termination in an amount equal to the sum of (i) one times (or, if such termination occurs within twelve months after a change in control of the Company, two times) the sum of (a) his then-current annual base salary plus (b) his target annual bonus for the fiscal year in which the termination date occurs, (ii) the stub year bonus and (iii) the prior year bonus, if any.

In addition to the severance payments described above, each named executive officer will (subject to his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants) be entitled to receive (i) Company-subsidized healthcare coverage for up to 18 months (for Mr. Stein) or 12 months (for the other named executive officers) following termination, (ii) outplacement services for 12 months following termination, and (iii) any long-term incentive awards subject to vesting based on continued employment or lapse of time will vest as follows: (a) for any such awards granted prior to 2017, full vesting of any such awards upon termination, and (b) for any such awards granted in 2017 or later, vesting of that number of time-based long-term incentive units that would have become vested during the 12-month period immediately following such termination (had the executive remained continuously employed through such period) unless such termination occurs within 12 months after a change in control of the Company (in which case such awards will vest in full). The vesting of any awards that are held by the named executive officers and subject to vesting based on the satisfaction of performance goals, including any performance-based long-term incentive units, will be governed by the terms of the applicable award agreement.

Each Employment Agreement further provides that upon a termination of employment due to the death or disability of the applicable named executive officer, he will become eligible for a lump-sum severance payment within 30 days after the date of such termination in an amount equal to the sum of (i) his then-current annual base salary, (ii) his target annual bonus for the year of termination, (iii) the stub year bonus and (iv) the prior year bonus, if any. In addition, all equity-based awards held by the named executive officer will be subject to the severance provisions described above.

Each Employment Agreement provides that, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the named executive officer than receiving the full amount of such payments.

The following table sets forth estimates of the payments that would be made to our named executive officers (except for Mr. Appleby, who departed the Company in September 2017 and whose severance benefits are described below) in the event that a qualifying termination of employment and/or a change in control occurs, assuming that the triggering event took place on December 31, 2017.

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Name	Without Cause or for Good Reason (without Change in Control)	Death or Disability	Without Cause or for Good Reason (with Change in Control)	Occurrence of Change in Control	(1)
A. William Stein, Chief Executive Officer(2)
Severance Payment	$6,354,667	$4,667,333	$8,782,000	$—
Unvested Profits Interest Units(3)	29,505,558	42,767,628	42,747,628	40,357,731
Health Insurance	23,677	—	23,677	—
Andrew P. Power, Chief Financial Officer(2)
Severance Payment	1,800,000	1,800,000	3,000,000	—
Unvested Profits Interest Units(3)	8,939,907	12,525,014	12,525,014	10,728,241
Health Insurance	10,509	—	10,509	—
Scott E. Peterson, Chief Investment Officer(2)
Severance Payment	1,725,000	1,725,000	2,300,000	—
Unvested Profits Interest Units(3)	12,414,578	16,166,055	16,166,055	15,257,475
Health Insurance	15,785	—	15,785	—
Daniel W. Papes, SVP, Global Sales & Marketing(2)
Severance Payment	1,200,000	1,200,000	2,000,000
Unvested Profits Interest Units(3)	847,634	2,350,782	2,350,782	2,106,467
Health Insurance	14,617		14,617
Joshua A. Mills, SVP, General Counsel & Secretary(2)
Severance Payment	1,125,000	1,125,000	2,250,000	—
Unvested Profits Interest Units(3)	5,682,775	7,297,573	7,297,573	6,912,933
Health Insurance	15,785	—	15,785	—

(1)	The amounts payable that are reflected in this column with respect to the acceleration of each named executive officer’s equity awards will only be paid once upon the occurrence of a change in control and not again in the event of a subsequent termination of employment.

(2)	Employment Agreements with named executive officers also provide for outplacement counseling services for a period of 12-months following a termination without cause or for good reason, which we estimate to be a cost of approximately $16,000 per executive officer.

(3)	Pursuant to the Employment Agreements or equity award agreements, as applicable, with each of our named executive officers, unvested time-based equity awards will vest upon a qualifying termination of employment within one year following a change in control and unvested performance-based equity awards will vest immediately with respect to the portion of such awards determined to have met the performance condition as of the date of the change of control.

In connection with Mr. Appleby’s departure from the Company in September 2017, he became eligible to receive certain severance payments and benefits under his Employment Agreement consisting of: (i) a cash payment equal to $1,302,381 representing the sum of (a) his then-current annual base salary, (b) his target annual bonus for 2017 and (c) a prorated portion of his 2017 target annual bonus and (ii) continued health insurance coverage for up to twelve months following termination (valued at approximately $17,818). In addition, Mr. Appleby received one additional year of vesting with respect to his time-based award granted on February 28, 2017. All other time-based awards were fully accelerated (with the total value of such accelerated vesting valued at approximately $702,000). Mr. Appleby’s outstanding performance-based equity awards remain subject to the terms of the respective award agreements.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of Mr. Stein, our Chief Executive Officer. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.

For 2017, our last completed fiscal year:

•	the annual total compensation of the employee who represents our median compensated employee (excluding, from such determination, our Chief Executive Officer) was $136,843; and
•	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table above, was $10,366,488.

Based on this information, for 2017, the annual total compensation of our Chief Executive Officer was approximately 76 times the annual total compensation of our median employee.

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Determining the Median Employee

Employee Population

The Company used our employee population data as of December 31, 2017 as the reference date for identifying our median employee. As of such date, our employee population consisted of approximately 1,429 individuals, with approximately 76% of these individuals located in the United States. Our employee workforce for purposes of our pay ratio calculation consists of full- and part-time employees.

Methodology for Determining Our Median Employee

To identify the median employee from our employee population, we used total cash plus equity compensation (as reflected in our payroll and HR system records) paid or earned during 2017. In identifying the median employee, we annualized the base pay of all permanent employees who were hired in 2017 or on leave of absence or furlough in 2017 and we did not make any cost-of-living adjustments.

Earnings of our employees outside the U.S. were converted to U.S. dollars using exchange rates as of December 29, 2017 (the last business day in 2017).

Annual total compensation in 2017 was calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included in this Proxy Statement.

2018 Compensation

In March 2018, the Compensation Committee approved the following components of 2018 compensation for our named executive officers:

2018 Bonus Levels

Name	2018 Salary	Minimum	Target	Maximum
A. William Stein	$ 1,000,000	75%	150%	300%
Andrew P. Power	600,000	50%	100%	200%
Scott E. Peterson	575,000	50%	100%	200%
Daniel W. Papes	400,000	50%	100%	200%
Joshua A. Mills	450,000	40%	75%	150%

In reviewing and determining the 2018 compensation levels of our named executive officers, the Compensation Committee considered several factors, including the significant growth of our Company, the DFT merger and the strong performance of our Company and our executive team over the past few years, as well as competitive market practices and our pay-for-performance philosophy. Based on this review and market data presented by our compensation consultant, the Compensation Committee approved an increase to the maximum bonus opportunity for our named executive officers. In connection with this increase, the Compensation Committee determined to set certain financial goals applicable to the maximum bonus opportunity at a significantly higher level relative to the 2018 threshold and target goals when compared to the 2017 levels.

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Director Compensation

We use a combination of cash and equity-based incentive compensation to attract and retain qualified non-employee directors to serve on our Board. In setting non-employee director compensation, we consider the significant amount of time that directors spend in fulfilling their duties to our Company as well as the skill level we require of members of our Board.

Cash Compensation

The following tables show the annual cash retainers and Board committee fees for our non-employee directors under our director compensation program:

Annual Cash Retainers for Non-Employee Directors	Annual Fee
Board Member	$75,000
Chairman of the Board(1)	$50,000
Vice Chairman of the Board(1)(2)	$25,000

(1)	In addition to the annual cash base retainer of $75,000.
(2)	The position of Vice Chairman of the Board is currently vacant.

	Annual Fee
Board Committee Fees	Chairperson	Member
Audit Committee	$30,000	$15,000
Compensation Committee	$30,000	$15,000
Nominating and Corporate Governance Committee	$25,000	$15,000

Equity Compensation

The Company’s 2014 Plan currently provides for formulaic grants of long-term incentive units to non-employee directors as follows:

•	Pro Rata Grant. Each person who first becomes a non-employee director on a date other than the date of an annual meeting of stockholders will, on the date of such person first becoming a non-employee director, be granted a number of long-term incentive units equal to the product of (A) the quotient obtained by dividing (x) $145,000 by (y) the fair market value of a share of Common Stock on such date, multiplied by (B) the quotient obtained by dividing (x) 12 minus the number of months that have elapsed since the immediately preceding annual meeting of stockholders, by (y) 12. In addition to the foregoing pro-rata grant, if applicable, each person who first becomes the Chairman of the Board on a date other than the date of an annual meeting of stockholders will, on the date of such person first becoming the Chairman of the Board, be granted a number of long-term incentive units equal to the product of (A) the quotient obtained by dividing (x) $100,000 by (y) the fair market value of a share of Common Stock on such date, multiplied by (B) the quotient obtained by dividing (x) 12 minus the number of whole months that have elapsed since the immediately preceding annual meeting of stockholders, by (y) 12. The awards will be fully vested on the date of grant.

•	Annual Grant. Each person who first becomes a non-employee director at an annual meeting of stockholders and each person who otherwise continues to be a non-employee director immediately following such annual meeting will, on the date of such annual meeting, be granted a number of long-term incentive units equal to the quotient obtained by dividing (x) $145,000 by (y) the fair market value of a share of Common Stock on the date of such annual meeting. In addition to the foregoing annual grant, each person who first becomes Chairman of the Board at an annual meeting of stockholders or such person who otherwise continues to be the Chairman of the Board immediately following such annual meeting as applicable will, on the date of such annual meeting, be granted a number of long-term incentive units equal to the quotient obtained by dividing (x) $100,000 by (y) the fair market value of a share of Common Stock on the date of such annual meeting. A director who is also an employee who subsequently incurs a termination of employment and remains on the Board will not receive a pro-rata grant, but, to the extent such director is otherwise eligible, will receive annual grants after such termination of his status as an employee. The awards will be fully vested on the date of grant.

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Each non-employee director may elect in advance to receive in lieu of his or her annual unit award an equivalent number of shares in the form of a stock payment or restricted stock, as applicable, subject to the same vesting schedule (if any) as would have applied to the corresponding grant of long-term incentive units. If a non-employee director does not qualify as an “accredited investor” within the meaning of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), on the date of any grant of long-term incentive units to such director, then the director will not receive such grant of long-term incentive units, and in lieu thereof will automatically be granted an equivalent number of shares in the form of a stock payment or restricted stock, as applicable, subject to the same vesting schedule (if any) as would have applied to the corresponding grant of long-term incentive units.

The table below summarizes the compensation we paid to our non-employee directors during the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	(1)	Stock Awards ($)	(2)(3)	All Other Compensation ($)	Total ($)
Laurence A. Chapman	$ 139,588		$ 244,906		—	$384,494
Michael A. Coke(4)	26,658		96,744			123,402
Kathleen Earley	105,000		144,991		—	249,991
Kevin J. Kennedy	105,000		144,991		—	249,991
William G. LaPerch	100,000		144,991		—	249,991
Afshin Mohebbi	105,618		144,991		—	250,609
Mark R. Patterson	105,000		144,991		—	249,991
Mary Hogan Preusse(4)	58,104		144,991			203,095
John T. Roberts, Jr.(4)	26,658		96,744			123,402
Dennis E. Singleton	122,720		144,991		—	267,711
Robert H. Zerbst	167,500	(5)	144,991		—	312,491

(1)	As of December 31, 2017, the members of the Audit Committee were Messrs. Mohebbi (Chair), Coke, Chapman and Patterson, and Ms. Hogan Preusse; the members of the Compensation Committee were Messrs. Singleton (Chair), Kennedy, Patterson and Roberts; and the members of the Nominating and Corporate Governance Committee were Messrs. LaPerch (Chair), Kennedy and Zerbst. As of December 31, 2017, Ms. Earley was a member of the Compensation Committee and Nominating and Corporate Governance Committee. Ms. Earley resigned effective January 1, 2018.
(2)	The amounts in this column represent the full grant date fair value of long-term incentive units granted during 2017 in accordance with ASC Topic 718. For additional information on the valuation assumptions for 2017, refer to Note 14 to the Company’s and our Operating Partnership’s consolidated financial statements for the fiscal year ended December 31, 2017, included in the Company’s and our Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017.
(3)	The aggregate number of vested long-term incentive units outstanding at December 31, 2017 for each of our non-employee directors is set forth in the table below:

Laurence A. Chapman	—
Michael A. Coke	800
Kathleen Earley	4,741
Kevin J. Kennedy	8,715
William G. LaPerch	8,715
Afshin Mohebbi	2,347
Mark R. Patterson	2,429
Mary Hogan Preusse	1,277
John T. Roberts, Jr.	800
Dennis E. Singleton	26,285
Robert H. Zerbst	13,001

(4)	Ms. Hogan Preusse was elected to the Board on May 8, 2017. Messrs. Coke and Roberts were elected to the Board on September 14, 2017.
(5)	Includes $72,184 in fees that Mr. Zerbst received for his service as the Board’s designee on the Company’s Investment Committee. The Investment Committee is not a committee of the Board; it is a management body that reviews Company investments.

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Stock Ownership Guidelines

The Company maintains Stock Ownership Guidelines (“Stock Ownership Guidelines”) for the Board and certain executive officers of the Company, as described below:

Position	Ownership Guideline
Chief Executive Officer	6.0x base salary
CEO’s Direct Reports	3.0x base salary
Certain Other Executive Officers	1.5x base salary
Non-employee Directors	2.5x aggregate number of shares and units granted to such director in prior year

Executive officers and directors subject to the Stock Ownership Guidelines are required to meet the applicable ownership levels within five years after first becoming subject to the Stock Ownership Guidelines.

Compensation Risk Assessment

The Company believes that our compensation policies and practices appropriately balance near-term performance with sustainable long-term value creation, and that they do not encourage unnecessary or excessive risk taking. In March 2018, the Company’s management conducted an extensive review of the design and operation of our compensation program and its findings were presented to the Compensation Committee and the Board. The review included an assessment of the level of risk associated with the various elements of compensation. Based on this review and assessment, the Company believes that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

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Equity Compensation Plans

The following table provides information with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.(1)

	(a)	(b)	(c)		(d)
	Number of shares of Common Stock to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of shares of Restricted Common Stock and Common Stock issuable upon redemption of outstanding long-term incentive units and Class C Units and Class D Units	(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (c))	(3)
Plan Category
Equity compensation plans approved by stockholders(4)	N/A	$ N/A	2,070,296		11,832,199
Equity compensation plans not approved by stockholders	N/A	N/A	N/A		N/A

(1)	Information as of December 31, 2017.
(2)	The number of unvested full-value awards is 808,064. Full-value awards are comprised of restricted stock and long-term incentive units.
(3)	Includes shares available for future grants of stock options, restricted stock and other stock-based awards and shares issuable upon redemption of long-term incentive units available to be granted under the 2014 Plan.
(4)	Consists of our 2014 Plan, our First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan, as amended, and Employee Stock Purchase Plan (ESPP). As of December 31, 2017, there were 4,286,304 shares available for issuance under the ESPP and 328,200 shares subject to purchase during the purchase period that included December 31, 2017. The number of shares available for issuance under the ESPP will automatically increase on the first day of each calendar year (ending with 2025) in an amount equal to the lesser of (i) one percent (1%) of the shares outstanding on the last day of the immediately preceding fiscal year, and (ii) such smaller number as determined by the Board.

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ITEM 3.	Advisory Vote on the Compensation of Named Executive Officers (Say-on-Pay)

Background

We are asking stockholders to vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers as reported in this Proxy Statement (a say-on-pay vote).

Following our 2017 Annual Meeting of Stockholders, at which the majority of the votes cast by our stockholders were in favor of holding a say-on-pay vote every year, the Board determined that we will hold a non-binding, advisory vote on the compensation of our named executive officers every year, unless the Board subsequently modifies its policy.

Summary

At our 2017 Annual Meeting of Stockholders, our stockholders overwhelmingly approved the compensation of our named executive officers, with 93.4% of the votes cast in favor of the say-on-pay proposal. We believe this affirms our stockholders’ support of our approach to executive compensation.

As described more fully in the Compensation Discussion and Analysis, or CD&A, section of this Proxy Statement, the compensation program for our named executive officers is designed to attract, retain and motivate experienced and talented executives who can help achieve the short-term and long-term performance goals of the Company designed to maximize stockholder value. The program seeks to align a significant portion of executive compensation with our performance on a short-term and long-term basis through a combination of annual base salaries, annual incentives through cash bonuses and long-term incentives through equity-based compensation. The annual incentive payout for each named executive officer is based on financial, revenue, profitability and individual goals established by the Compensation Committee, and each named executive officer’s bonus opportunity provides for threshold, target and maximum bonus amounts, expressed as a percentage of base salary. Long-term incentive awards include grants of long-term incentive units in our Operating Partnership intended to encourage actions to maximize stockholder value. We urge our stockholders to review the CD&A section of this Proxy Statement and executive-related compensation tables for more information.

We emphasize pay-for-performance. Our compensation philosophy is to pay for performance, support our business strategies, and offer competitive compensation arrangements. In the CD&A, we have provided stockholders with a description of our compensation programs, including the philosophy and strategy underpinning the programs, the individual elements of the compensation programs, and how our compensation plans are administered.

In the past few years, the Company has been focused on growing our operations organically and through strategic acquisitions, as well as through improved leasing, asset management and marketing activities, improving our balance sheet, strategically accessing the capital markets and focusing on our organizational development. More recently, the Company has focused on its product strategy, investing in strategic initiatives to complement its existing portfolio in order to attract a wider base of customers, and organizational structuring to support these new strategies and initiatives as well as the continued growth of the Company. Accomplishments in the year ended December 31, 2017 are described above in the CD&A under the heading “Pay for Performance.”

In 2017, we achieved the maximum level of our FFO goal with respect to our annual incentive program, which we also achieved in 2016. Annual incentive bonuses earned by our named executive officers (excluding Mr. Appleby) in 2017 ranged from 126% to 146% of their respective target bonuses.

The long-term incentive awards granted to our named executive officers are subject to performance vesting based on total stockholder return relative to the MSCI US REIT Index, or RMS, over a three-year measurement period and are subject to further time vesting over a one-year period following the conclusion of the measurement period.

We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders. We believe that equity awards serve to align the interests of our named executive officers with those of our stockholders by encouraging long-term performance. As such, equity awards are a key component of our executive compensation

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program, with equity awards ranging between 52% and 74% of our named executive officers’ compensation opportunity in 2017. The performance-based equity awards granted in 2017 generally time-vest over a one-year period following the end of the applicable three-year performance period.

We are committed to strong governance standards with respect to our compensation program, procedures and practices. Pursuant to our commitment to strong governance standards, the Compensation Committee is comprised solely of independent directors. The Compensation Committee retained FPL as an independent compensation consultant to provide it with advice and guidance on our executive compensation program design and to evaluate our executive compensation program. The Compensation Committee oversees and periodically assesses the risks associated with our compensation policies and practices company-wide to determine whether such policies and practices encourage unnecessary or excessive risk taking.

We provide competitive pay opportunities. The Compensation Committee consistently reviews our executive compensation program to ensure that it provides competitive pay opportunities. Our compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives tied to our performance through association with an operating metric. We have chosen the selected metrics to align employee compensation, including compensation for the executive officers named in the Summary Compensation Table of this Proxy Statement, to our business strategy. Key 2017 actions and decisions are described above in the CD&A under the heading “Good Governance.”

Recommendation

The Board believes that the information provided above and within the CD&A section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

In accordance with Section 14A of the Exchange Act and the Board’s determination to hold a say-on-pay vote on an annual basis, and as a matter of good corporate governance, we are asking stockholders to approve, on a non-binding, advisory basis, the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion of this Proxy Statement, is hereby approved, on a non-binding, advisory basis, by the stockholders of the Company.”

This advisory resolution is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program. Unless the Board modifies its policy on the frequency of future say-on-pay votes following this year’s vote, the next say-on-pay vote will be held at the 2019 Annual Meeting of Stockholders.

The affirmative vote of a majority of the votes cast at the Annual Meeting for the adoption of this resolution is required to approve, on a non-binding, advisory basis, the compensation of the named executive officers disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act and the Exchange Act.

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Audit Matters

Audit Committee Report*

The Audit Committee assists the Board of Directors, or the Board, of Digital Realty Trust, Inc., a Maryland corporation, or the Company, with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s annual consolidated financial statements and the effectiveness of internal control over financial reporting as of year-end.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2017 with the Company’s management and with KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee discussed with KPMG LLP the overall scope of and plans for the audit by KPMG LLP. The Audit Committee regularly meets with KPMG LLP, with and without management present, to discuss the results of its examination, its evaluation of the effectiveness of the Company’s internal control over financial reporting as of year-end, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by the management of the Company and by KPMG LLP. The Audit Committee has also received and discussed with KPMG LLP the written disclosures and the letter from KPMG LLP that are required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, discussed with KPMG LLP its independence from management and the Audit Committee, and discussed with KPMG LLP the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s and Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the United States Securities and Exchange Commission.

Afshin Mohebbi, Chair
Laurence A. Chapman
Michael A. Coke
Mark R. Patterson
Mary Hogan Preusse

*	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Independent Registered Public Accounting Firm

The following summarizes the fees incurred for KPMG LLP’s services for the years ended December 31, 2017 and 2016:

	2017	2016
Audit Fees(1)	$3,147,839	$2,589,630
Audit-Related Fees(2)	870,325	425,842
Tax Fees	88,700	—
All Other Fees(3)	758,772	405,800
TOTAL FEES	$4,865,636	$3,421,272

(1)	“Audit Fees” are the aggregate fees billed by KPMG LLP for professional services rendered in connection with the integrated audit of the Company’s annual consolidated financial statements and internal control over financial reporting, audit of the Operating Partnership’s annual consolidated financial statements, reviews of the Company’s and the Operating Partnership’s quarterly financial statements, and letters to underwriters related to the Company’s common and preferred stock and debt securities offerings.
(2)	“Audit-Related Fees” for 2017 include fees for required foreign statutory audits for properties in Europe, Asia, and Australia and audits for two joint ventures. “Audit-Related Fees” for 2016 include fees for required foreign statutory audits for properties in Europe, Asia and Australia, audits for two joint ventures and an attestation report related to the Operating Partnership’s issuance of its 3.950% Notes due 2022.
(3)	“All Other Fees” include fees primarily relating to financial due diligence assistance in connection with potential acquisitions in 2017 and 2016.

All audit, audit-related, tax and all other services provided by KPMG LLP were pre-approved by the Audit Committee or by the Chair of the Audit Committee.

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Certain Relationships and Related Party Transactions

We previously entered into two 10-year leases to lease data center space to Avaya Inc., or Avaya, that commenced in July 2014 and April 2015 at an aggregate rate of approximately $1.4 million annualized GAAP rent per year. The lease that commenced on April 2015 was terminated in 2017. The remaining lease is renewable for one additional 5-year term, with customary fixed rent increases. In the year ended December 31, 2017, we recorded approximately $1.1 million in rental revenue from Avaya. Kevin J. Kennedy, a member of our board of directors, was the President and Chief Executive Officer of Avaya and a member of its board of directors until October 2017.

Review, Approval or Ratification of Transactions with Related Persons

Our Board or the appropriate committee of the Board reviews material transactions between us, the Operating Partnership and any of our directors or executive officers. Our Code of Business Conduct and Ethics and Corporate Governance Guidelines provide that each executive officer and director report conflicts of interest to the General Counsel or the Chairman of the Board, as applicable. Directors are also subject to the conflict provisions set forth in our Corporate Governance Guidelines. The Board or the appropriate committee of our Board will resolve all conflicts of interest involving officers or directors. The Board or the appropriate committee of the Board may waive provisions of our Code of Business Conduct and Ethics with respect to executive officers and directors. Any such waivers will be disclosed to our stockholders to the extent required by applicable laws and regulations. We intend to disclose on our website at www.digitalrealty.com any amendment to, or waiver of, any provision of our Code of Business Conduct and Ethics applicable to our directors and executive officers required to be disclosed under the rules of the SEC and NYSE.

Indemnification Agreements

We have entered into indemnification agreements with all of our named executive officers and other executive officers and with each of our directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that subject to certain exceptions if a director or executive officer is a party or is threatened to be made a party to any proceeding, other than a proceeding by or in the right of our Company, by reason of such director’s or executive officer’s status as a director, officer or employee of our Company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf.

Annual Report on Form 10-K

Stockholders may obtain without charge a copy of the Company’s and the Operating Partnership’s Annual Report on Form 10-K, including the financial statements and financial statement schedules, required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2017, by downloading the report from the Investors section of the Company’s website at www.digitalrealty.com, from the Company’s e-proxy website at http://www.proxyvote.com or by writing to Investor Relations, Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, CA 94111.

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Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such reports received by us, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2017, the Reporting Persons met all applicable Section 16(a) filing requirements, with the exception of the following: two late Form 4 filings for Christopher Kenney covering one transaction each with respect to the Company and the Operating Partnership.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at our 2019 Annual Meeting. To be eligible for inclusion in our 2019 Proxy Statement, your proposal must be received in writing not later than November 29, 2018 and must otherwise comply with Rule 14a-8 under the Exchange Act. While the Board will consider stockholder proposals, we reserve the right to omit from our Proxy Statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

In addition, our Bylaws contain an advance notice provision with respect to matters to be brought before an annual meeting, including director nominations, whether or not included in our Proxy Statement. If you would like to nominate a director or bring any other business before the stockholders at the 2019 Annual Meeting, you must comply with the procedures contained in our Bylaws, including notifying us in writing in a timely manner, and such business must otherwise be a proper matter for action by our stockholders. To be timely under our current Bylaws, the notice must be delivered to our Secretary at Four Embarcadero Center, Suite 3200, San Francisco, California 94111, the Company’s principal executive office, not earlier than October 30, 2018 and not later than 5:00 p.m., Pacific Time, on November 29, 2018. In the event that the date of the 2019 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2018 Annual Meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of the meeting, as originally convened, or the 10th day following the date of the first public announcement of the meeting. If we have not received notice of a stockholder proposal or nomination within the time period specified above, the persons entitled to vote the proxies solicited by this proxy statement will have the ability to vote on such matters in their discretion pursuant to Rule 14a-4(c)(1) and Rule 14a-5(e)(2) under the Exchange Act.

Our Bylaws provide that nominations of individuals for election to the Board and the proposal of business to be considered by our stockholders may be made at an annual meeting pursuant to our notice of meeting, by or at the direction of the Board or by any stockholder of the Company who was a stockholder of record both at the time of giving of notice provided for in our Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who complied with the notice, information and consent procedures set forth in our Bylaws.

A stockholder’s notice regarding a director nomination or other proposal shall include, without limitation:

•	as to each individual whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, and

•	as to any other business that the stockholder proposes to bring before the meeting, a description of the business, the stockholder’s reasons for proposing such business at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration), a reasonably detailed description of all agreements, arrangements and understandings between or among any of the stockholders or between or among any stockholder and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the

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Stockholder Associated Person therefrom and any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) under the Exchange Act; provided, however, that the disclosures required by this paragraph shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a stockholder giving the notice solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

“Stockholder Associated Person” of any stockholder means:

•	any person acting in concert with such stockholder,

•	any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and

•	any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

The notice must also contain and be accompanied by certain additional information as specified in our Bylaws, including information about the stockholder providing the notice, the proposed nominee and other information as we may reasonably require. Stockholders making nominations must provide, among other things, information regarding each such stockholder’s, any Stockholder Associated Person’s and their affiliates’ ownership of Company securities (beneficially or of record) including any right to acquire additional securities in the future, proxy or voting agreements with respect to the Company securities, holdings of “synthetic equity,” derivatives, hedges or short positions and other material interests and relationships that could influence nominations or proposals and other information that would be required in a proxy statement. Additionally, a stockholder nominating a director candidate is required to disclose the same information about the proposed nominee that would be required if the proposed nominee were submitting a proposal, and the proposed nominee is required to complete a questionnaire and certify that such proposed nominee (i) has not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a director that has not been disclosed to the Company and (ii) will serve as director if elected. Such information must be updated and supplemented so as to be accurate. We recommend that any stockholder wishing to nominate a director at an annual meeting review a copy of our Bylaws.

Any director nominations received from stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

You may write to our Secretary at our principal executive office, Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, to deliver the notices discussed above and for a copy of the Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker, direct your written request to Investor Relations, Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, or contact Investor Relations by telephone at (415) 738-6500. Upon written or oral request to Investor Relations, Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, or by telephone at (415) 738-6500 from a stockholder at a shared address to which a single copy of the proxy materials was delivered, we will promptly deliver a separate copy of the proxy materials to such requesting stockholder. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact their broker.

By Order of Our Board of Directors,

Joshua A. Mills

Secretary

March 29, 2018

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DIGITAL REALTY

Four Embarcadero Center, Suite 3200
San Francisco, CA 94111
+1 415 738 6500

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DIGITAL REALTY
Data Center Solutions

John J. Stewart
Four Embarcadero Center
Suite 3200
San Francisco, CA 94111

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions by authorizing a proxy and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to authorize a proxy using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions by authorizing a proxy up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1A Laurence A. Chapman	☐	☐	☐
1B Michael A. Coke	☐	☐	☐
1C Kevin J. Kennedy	☐	☐	☐
1D William G. LaPerch	☐	☐	☐
1E Afshin Mohebbi	☐	☐	☐
1F Mark R. Patterson	☐	☐	☐
1G Mary Hogan Preusse	☐	☐	☐
1H John T. Roberts, Jr.	☐	☐	☐
1I Dennis E. Singleton	☐	☐	☐
1J A. William Stein	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2. and 3.:

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, trustee, guardian, officers of a corporation or other entity or in another representative capacity, please give full title as such under signature. Joint owners should each sign personally. All holders must sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000367051_1 R1.0.1.17

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice & Proxy Statement are available at www.proxyvote.com

DIGITAL REALTY TRUST, INC.
Annual Meeting of Stockholders
May 8, 2018 9:30 AM EDT
This proxy is solicited by the Board of Directors

The undersigned, as record holder of the shares of common stock of Digital Realty Trust, Inc., a Maryland corporation, described on the reverse side, hereby appoints A. William Stein and Andrew P. Power, and each of them, as Proxies of the undersigned with the full power of substitution, to attend the 2018 Annual Meeting of Stockholders to be held on Tuesday, May 8, 2018, at 9:30 a.m., local time, at 21625 Gresham Drive, Ashburn, VA 20147, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of 2018 Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" EACH OF PROPOSALS 2 AND 3 AS DESCRIBED IN THE PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000367051_2 R1.0.1.17